UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Provident New York Bancorp.

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400 Rella Boulevard, Montebello, New York 10901

(845) 369-8040

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 16, 2012

Notice is hereby given that the Annual Meeting of Stockholders of Provident New York Bancorp will be held at the Crowne Plaza Hotel, 3 Executive Boulevard, Montebello, New York, 10901, on February 16, 2012, at 11:00 a.m., local time.

A Proxy Card and Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon the:

1.	Election of four directors for a three-year term and until their successors are elected and qualified;

2.	Approval, by non-binding vote, on the compensation of the Named Executive Officers (Say-on–Pay);

3.	Approval of the 2012 Stock Incentive Plan;

4.	Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2012; and

the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 20, 2011 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

On or about January 6, 2012, we will mail a Notice of Internet Availability of Proxy Materials to stockholders at the close of business on December 20, 2011, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including the proxy statement and our Annual Report. The Notice also contains instructions on how to request a paper copy of the proxy statement.

By Order of the Board of Directors

/s/ Katharine B. Brown
Katharine B. Brown Secretary

Montebello, New York
January 6, 2012

IMPORTANT: THE PROMPT RETURN OF PROXIES OR VOTE BY INTERNET OR

TELEPHONE WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.

You can obtain additional information on voting, or request additional materials, by calling our proxy solicitor, Eagle Rock Proxy Advisors LLC, at 855-253-1574.

PROXY STATEMENT

Provident New York Bancorp

400 Rella Boulevard

Montebello, New York 10901

(845) 369-8040

ANNUAL MEETING OF STOCKHOLDERS

February 16, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Provident New York Bancorp (the “Company”) to be used at the Annual Meeting of Stockholders, which will be held at the Crowne Plaza Hotel, 3 Executive Boulevard, Montebello, New York, 10901, on February 16, 2012, at 11:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 6, 2012.

STOCKHOLDERS ENTITLED TO VOTE

Except as otherwise noted below, holders of record of Provident New York Bancorp’s shares of common stock, par value $0.01 per share, as of the close of business on December 20, 2011 (the “Record Date”), are entitled to one vote for each share then held. As of the Record Date, there were 37,883,008 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.

VOTING PROCEDURES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement, “FOR” the recommendation of the Board with respect to the Say-on-Pay, “FOR” the recommendation of the Board to approve the 2012 Stock Incentive Plan, and upon the transaction of such other business as may properly come before the Annual Meeting in the discretion of the persons appointed as proxies. Other than the matters listed in the attached Notice of Annual Meeting of Stockholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.

Brokers holding shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Your broker is entitled to vote your shares on ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm even if you do not provide voting instructions to your broker. Each of the other proposals is considered a “non-routine” matter. As such, brokers holding shares in street name for customers are prohibited from giving a proxy to vote those shares absent specific instructions from their customers.

As to the election of directors, the proxy card being provided by the Board enables a stockholder to vote FOR all nominees proposed by the Board, to WITHHOLD authority for all nominees or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Voting for all nominees except those you list on the proxy card is the equivalent of withholding your vote for those Directors you have listed. Nominees are elected by a plurality of votes cast. Proxies as to which the authority to vote for the nominees being proposed is withheld and broker non-votes will not affect the outcome of the vote.

As to the other proposals submitted to a vote of the stockholders, a stockholder may vote FOR or AGAINST the proposal or ABSTAIN from voting on the proposal. The affirmative vote of a majority of the votes cast with respect to each proposal is required for (i) the approval of the 2012 Stock Incentive Plan and, (ii) the approval of the proposal or the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2012. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal.

Each stockholder, whether he or she plans to attend the Annual Meeting, is requested to vote electronically via the internet or by telephone. If you receive a paper copy of the proxy materials, please sign, date and return the accompanying proxy card without delay in the postage-paid envelope provided. Any proxy given by the stockholder may be revoked at any time before it is voted. A proxy may be revoked by filing with the Secretary of Provident New York Bancorp a written revocation or a duly executed proxy card bearing a later date. Any stockholder present at the Annual Meeting may revoke his or her proxy and vote personally on each matter brought before the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote in person at the annual meeting.

REVOCATION OF PROXIES

Proxies may be revoked by sending written notice of revocation to the Secretary of the Company at the address shown above, delivering a later-dated proxy card, or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy. If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

PRINCIPAL HOLDERS

Provident New York Bancorp’s Employee Stock Ownership Plan (“ESOP”) is the beneficial owner of 4.9% of the outstanding common stock. ESOP participants are entitled to provide voting instructions to the plan trustees via proxy card with respect to the shares allocated to their accounts. For unallocated shares and allocated shares for which no voting instructions are received, the trustee will vote shares in proportion to the manner in which other participants have timely voted their interests, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries.

In accordance with the provisions of our Certificate of Incorporation, record holders of common stock who, individually or together with their affiliates and any other person with whom they or their affiliates are acting in concert, beneficially own in excess of 10% of the issued and outstanding shares of common stock are not entitled to vote any of the shares held in excess of that limit. The Certificate of Incorporation further authorizes the Board of Directors (i) to make all determinations necessary to implement and apply that limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own shares of common stock in excess of the limit supply information to enable the Board of Directors to implement and apply the limit.

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with Provident New York Bancorp and the Securities and Exchange Commission regarding such ownership. The following table sets forth the shares of common stock beneficially owned by each person who was known to Provident New York Bancorp as the beneficial owner of more than 5% of the outstanding shares of common stock as of December 20, 2011.

Name and Address of Beneficial Owners(1)	Amount of Shares Owned and Nature of Beneficial Ownership	Percent of Shares Of Common Stock Outstanding(2)
Dimensional Fund Advisors 1299 Ocean Avenue Austin, Texas 78746	3,245,845(3)	8.6%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	2,650,182(4)	7.0%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of any shares of common stock over which he has sole or shared voting or investment power, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. This includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	As of December 20, 2011 Provident New York Bancorp had 37,883,008 shares of common stock outstanding.

(3)	According to an amendment to a Schedule 13G filed on February 11, 2011, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries possess voting and/or investment power over the securities that are owned by the Funds. Dimensional Fund Advisors LP and its subsidiaries disclaim beneficial ownership of such securities.

(4)	According to an amendment to a Schedule 13G filed on February 8, 2011 by BlackRock, Inc., BlackRock, Inc. had sole voting power and sole dispositive power as to all 2,650,182 shares.

PROPOSAL I — ELECTION OF DIRECTORS

The Board of Directors currently consists of thirteen (13) members. On July 25, 2011, in accordance with our Bylaws, the Board voted to increase the number of directors to fourteen (14) and appointed Jack Kopnisky as a new Director, whose term expires in 2013. Effective August 25, 2011, William R. Sichol, Jr. retired from the Board and the number of Directors was reduced to 13. Our Bylaws provide that directors are divided into three classes, with one class of directors elected annually.

Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Four directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Nominating Committee of the Board has nominated the following persons to serve as directors for three-year terms:

•	Navy E. Djonovic
•	Thomas F. Jauntig, Jr.
•	Thomas G. Kahn
•	Carl J. Rosenstock

The table below sets forth certain information, as of December 20, 2011, regarding the nominees, other current members of our Board, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board may determine. At this time, the Board knows of no reason why any of the nominees would be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominees were selected.

Name	Position(s) Held With Provident New York Bancorp	Age	Director Since(1)	Current Term Expires	Shares Beneficially Owned(2)		Percent of Class

NOMINEES
Navy E. Djonovic	Director	45	2010	2012	2,000		*
Thomas F. Jauntig, Jr.	Director	67	2000	2012	123,655		*
Thomas G. Kahn	Director	69	2004	2012	1,062,412	(3)	2.73%
Carl J. Rosenstock	Director	58	2004	2012	127,167		*

OTHER BOARD MEMBERS
Judith Hershaft	Director	71	2000	2012	184,485		*
William F. Helmer	Chairman of the Board	77	1974	2013	474,897		1.22%
R. Michael Kennedy	Director	60	2004	2013	186,185		*
Jack Kopnisky	Chief Executive Officer & President	55	2011	2013	104,100	(4)	*
Donald T. McNelis	Director	79	1987	2013	227,627		*
William R. Sichol, Jr.	Director	71	1990	2013	170,308		*
Dennis L. Coyle	Vice Chairman	74	1984	2014	508,999		1.30%
Victoria Kossover	Director	56	2004	2014	53,054		*
Burt Steinberg	Director	66	2000	2014	242,499		*
George Strayton	Director	68	1991	2014	700,369		1.80%

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Daniel G. Rothstein	Executive Vice President, Chief Risk Officer, General Counsel	64	N/A	N/A	369,031		*
Stephen G. Dormer	Executive Vice President, Strategic Planning and Commercial Lending Officer	61	N/A	N/A	116,169		*
Richard O. Jones	Executive Vice President, Business Services	62	N/A	N/A	78,709		*
Paul A. Maisch	Executive Vice President, Chief Financial Officer	56	N/A	N/A	176,600		*
All Directors and Executive Officers as a Group (21 persons)				Total	4,930,766 (5)		12.702%

George Strayton retired as Chief Executive Officer and President on July 5, 2011, however, continues to serve as director.

William R. Sichol, Jr. retired as director on August 25, 2011.

Stephen G. Dormer resigned as Executive Vice President, Strategic Planning and Commercial Lending Officer on October 13, 2011.

Column Notes:

* Less than 1%

Footnotes:

(1)	Includes service with Provident Bank
(2)	(a) This column includes the following number of shares that can be acquired pursuant to stock options exercisable within 60 days of December 20, 2011:

Mr. Coyle	(46,100)	Ms. Hershaft	(46,100)	Mr. Helmer	(46,100)	Mr. Rothstein	(66,500)
Ms. Kossover	(46,100)	Mr. Jauntig, Jr.	(46,100)	Mr. Kennedy	(46,100)	Mr. Dormer	(0)
Mr. Steinberg	(46,100)	Mr. Kahn	(46,100)	Mr. McNelis	(46,100)	Mr. Jones	(66,500)
Mr. Strayton	(180,000)	Mr. Rosenstock	(46,100)	Mr. Sichol, Jr	(46,100)	Mr. Maisch	(115,744)

All directors and executive officers as a group (935,844).

(b) This column also includes the following number of shares that have been deferred pursuant to a non-qualified deferred compensation plan as of December 20, 2011:

Mr. Helmer	(1,250)	Dr. McNelis	(49,477)	Mr. Strayton	(49,775)

All directors and executive officers as a group (100,502).

(3)	Includes 754,097 shares held by Kahn Brothers Group, Inc., 18,055 shares held as custodian, 6,872 shares held as trustee and.1,000 shares held as IRA for Spouse. Mr. Kahn disclaims beneficial ownership of these shares.

(4)	Includes 29,550 shares of restricted stock subject to time-based vesting.

(5)	Includes 22,500 shares of restricted stock subject to time-based vesting for executive officers not “Named Executive Officers” above

Director and Executive Officer Qualifications and Business Experience

The following includes a discussion of the business experience for the past five years for each of our nominees, directors, and executive officers as well as the qualifications that were the basis for the Board determinations that each director or nominee should serve on the Company’s Board. The term of office noted for directors include the initial appointment to the Board of the Company.

Directors

Dennis L. Coyle has served as a member of the Board of Provident Bank since 1984 and became Vice Chairman of the Board in 1994. He has served as Director and Vice Chairman of Provident New York Bancorp since its formation in 1999. Mr. Coyle is owner and President of Denlo Realty Corp., which he founded in 1959. He is also owner of Dennis L. Coyle Rental Properties, founded in 1973 and is a former co-owner of Coyle Insurance Agency, Inc. As a member of numerous community organizations throughout Rockland County, he provides insight on local businesses and the economy where Provident Bank does business.

Mr. Coyle’s qualifications as a member of the Board of Directors are primarily attributed to his business leadership skills, his expertise in real estate management and his broad knowledge of the Company and the communities Provident Bank serves.

Navy Djonovic joined Provident Bank and Provident New York Bancorp as a member on the Board of Directors in October of 2010. Ms. Djonovic has been practicing accounting, auditing and consulting at the certified public accounting firm of Maier Markey & Justic LLP since 1999. She has served as the firm’s controller since 2001 and became a partner as of January 1, 2010. As a member of a number of business organizations throughout Westchester County, she provides insight on local businesses where Provident does business.

Ms. Djonovic’s qualifications as a member of the Board of Directors are primarily attributed to her experience as a Certified Public Accountant, her background in finance and operations, and her knowledge of the communities Provident Bank serves.

William F. Helmer has served as a member of the Board of Directors of Provident Bank since 1974 and became the Chairman of the Board in 1994. He has served as a Director and the Chairman of the Board of Directors of Provident New York Bancorp since its formation in 1999. Mr. Helmer has been the President of Helmer-Cronin Construction, Inc. since 1961. He also serves as a Trustee of Clarkson University, where he obtained a degree in engineering. As a member and director of numerous professional, economic development and community organizations throughout Rockland County and New York State, he provides insight on local and regional businesses and the economy where Provident does business.

Mr. Helmer’s qualifications as Director and Chairman of the Board are primarily attributed to his business experience, his leadership skills, his expertise in the real estate and construction industries and his extensive knowledge of the Company and the communities Provident Bank serves.

Judith Hershaft has served as a member of the Board of Directors of Provident Bank and Provident New York Bancorp since 2000. Ms. Hershaft has served as President and CEO of Innovative Plastics Corporation, a manufacturer of plastic products in Orangeburg New York, since 1988. She has also served as Chairperson for Innovative Plastics South Corporation in Tennessee and Innovative Plastics West Corporation in Arizona since 1994 and 2004 respectively. As a board or advisory member of several community and economic development organizations throughout Rockland County, she provides valuable insight on local Rockland businesses and the economy where Provident does business.

Ms. Hershaft’s qualifications as a member of the Board of Directors are primarily attributed to her experience in business, management and operations, as well as her leadership skills and considerable knowledge of the Company and the communities Provident Bank serves. Ms. Herhaft is not standing for re-election to the Board of Directors.

Thomas F. Jauntig, Jr. has served as a member on the Board of Directors of Provident Bank and Provident New York Bancorp since 2000 and as a Director of Provident Bank Charitable Foundation, Inc. since 2004. From 1978 to 2006, Mr. Jauntig was a partner of Korn, Rosenbaum LLP, formerly Korn Rosenbaum Phillips & Jauntig LLP, certified public accountants. He retired in January 2007. He serves as a member of a civic organization in Rockland County and provides insight on local businesses and the economy where Provident Bank does business.

Mr. Jauntig’s qualifications as a member of the Board of Directors are primarily attributed to his financial expertise and his business skills. His finance and accounting expertise also qualify him to serve as Chairman of the Company’s Audit Committee and to be considered an “audit committee financial expert”.

Thomas G. Kahn has served as a member on the Board of Directors of Provident Bank and Provident New York Bancorp since 2004. Mr. Kahn is President of Kahn Brothers Group, Inc., Kahn Brothers LLC, a member of the New York Stock Exchange, and Kahn Brothers Advisors LLC, a registered investment advisor located in New York City. He has served in these capacities at these companies or their predecessors since 1978. He also serves on a number of local and national charitable organizations.

Mr. Kahn’s qualifications as a member of the Board of Directors are primarily attributed to his background in economics and finance and his broad knowledge of the Company and the banking business. He holds an MBA Diploma and CFA Certificate. In addition, his expertise in investments and management qualify him to serve as Chairman to the Company’s Enterprise Risk Committee.

R. Michael Kennedy has served as a member of the Board of Directors of Provident Bank and Provident New York Bancorp since 2004. Mr. Kennedy is a General Partner and Manager of various real estate companies all managed by the Kennedy Companies, Inc. He has served as President of the Kennedy Companies, Inc. since 1991. Mr. Kennedy also serves as a Trustee on the Board of St. Thomas Aquinos College. As a member of numerous community and healthcare organizations throughout Orange County, he provides insight on local businesses and the economy where Provident Bank does business.

Mr. Kennedy’s qualifications as a member of the Board of Directors and Chairman of the Nominating and Corporate Governance Committee are primarily attributed to his background in business and management, his leadership skills and his broad knowledge of the Company and the communities Provident Bank serves.

Jack Kopnisky was named Chief Executive Officer and President of Provident Bank and Provident New York Bancorp in 2011. Prior to joining the Company, Mr. Kopnisky served as Chief Executive Officer of SJB Escrow Corporation since 2009, and as a partner in Mercatus LLC since 2008. From 2005 until 2008, he was President and Chief Executive Officer of First Marblehead Corporation. Mr. Kopnisky served in a variety of leadership positions with KeyCorp and predecessor banks from 1998 to 2005. During those years, he served as President, Consumer Banking Group where he was responsible for Retail Banking, Business Banking, Consumer Banking and Community Development, President, Key Bank USA, President, Retail Banking and President & Chief Executive Officer, Key Investment.

Mr. Kopnisky’s qualifications as Chief Executive Officer and President of Provident Bank and Provident New York Bancorp are primarily attributed to his background in banking and financial services industries, his strong leadership skills and his vision for future growth and continued success of the Company and the communities Provident Bank serves.

Victoria Kossover has served as a member on the Board of Directors of Provident Bank and Provident New York Bancorp since 2004. Ms. Kossover is a managing partner of Kossover Law Offices. She has served in that capacity since 1994. As a member of a number of community and legal organizations throughout Ulster County, she provides insight on local businesses where Provident does business. She also serves as a Member of the Ulster County Comptroller’s Advisory Committee.

Ms. Kossover’s qualifications as a member of the Board of Directors are primarily attributed to her experience as a lawyer, her background in finance and her knowledge of the Company and the communities Provident Bank serves.

Donald T. McNelis has served as a member of the Board of Directors of Provident Bank since 1987, as a Director of Provident New York Bancorp since its formation in 1999, and as a Director of Provident Bank Charitable Foundation, Inc. since its formation in 2004. Dr. McNelis served as President of St. Thomas Aquinas College from 1974 to 1995. Since his retirement in 1995, he has served as a higher-education consultant to colleges. As a member of a number of economic development and community organizations in Rockland County and the lower Hudson Valley region, he provides insight on local businesses and the economy where Provident Bank does business.

Dr. McNelis’ qualifications as a member of the Board of Directors are primarily attributed to his academic background, his administrative leadership skills and his knowledge of the Company and the communities Provident Bank serves.

Carl J. Rosenstock has served as a member of the Board of Directors of Provident Bank and Provident New York Bancorp since 2004. Mr. Rosenstock is the retired Secretary-Treasurer of General Sportwear Co., Inc, a manufacturer of children’s apparel. He has served in that capacity since 1983. He also serves on the boards of numerous community, civic and charitable organizations in Ulster County, which enable him to provide insight on local businesses and the economy where Provident Bank does business.

Mr. Rosenstock’s qualifications as a member of the Board of Directors are primarily attributed to his background in business and his broad knowledge of the Company and the communities Provident Bank serves.

Burt Steinberg has served as a member of the Board of Directors of Provident Bank and Provident New York Bancorp since 2000. From 2001 to 2009 Mr. Steinberg served as the Executive Director of Dress Barn, Inc., a women’s specialty store retailer and NASDAQ listed company. Prior to that time he held the office of COO & President. Mr. Steinberg has served as President of BSRC Consulting since 2001. For the past 5 years, Mr. Steinberg has been an adjunct professor at the Columbia Graduate School of Business. Mr. Steinburg also serves as a director of REDC (a local economic development corporation, which promotes business activity in Rockland County). As a member of a number of business, educational and charitable organizations throughout the region, he provides insight on local businesses and the economy where Provident Bank does business.

Mr. Steinberg’s qualifications as a member of the Board of Directors are primarily attributed to his business, management and leadership skills, as well as his financial experience and his extensive knowledge of the Company and the communities Provident Bank serves. His financial background and business experience qualify him to serve as Chairman of the Company’s Compensation Committee and Member of the Audit Committee.

George Strayton has served as a member of the Board of Directors of Provident Bank since 1987, as a Director of Provident New York Bancorp since its formation in 1999, and as a Director of Provident Bank Charitable Foundation, Inc. since its formation in 2004. Mr. Strayton served as President and Chief Executive Officer of Provident Bank from 1986 until his retirement in 2011, and as President and Chief Executive Officer of Provident New York Bancorp since its formation in 1999 until 2011. He was employed by Provident Bank from 1982 to 2011. Mr. Strayton also serves on the Board of Directors of the Orange & Rockland Utilities, Inc. Mr. Strayton has served as a director of the Federal Home Loan Bank of New York and the New York Business Development Corporation as well as a member of the Community Depository Institutions Advisory Council (CDIAC) to the New York Federal Reserve Bank. For the past 32 years Mr. Strayton was involved with numerous business, economic development and community organizations throughout Rockland County and the lower Hudson Valley region. He provides insight on local businesses and the economy where Provident Bank does business.

Mr. Strayton’s qualifications as a member of the Board of Directors are primarily attributed to his financial and business experience, his leadership skills and his extensive knowledge of the Company and the communities Provident Bank serves.

Executive Officers

Daniel G. Rothstein has been employed by Provident Bank since 1983, and was appointed Executive Vice President in 1989. Mr. Rothstein was named Chief Risk Officer in 2003, and in January 2006 was named General Counsel.

Richard O. Jones was named Regional Market President of the Northern Region in November of 2011. In December of 2004, he was appointed Executive Vice President, Business Services. Mr. Jones has 38 years of retail banking, operations and sales management experience, starting with Manufacturers Hanover, followed by Chemical Bank and JP Morgan Chase. From 1996 to 2002, Mr. Jones served as Senior Vice President/Regional Manager for the Tri-State (New York-New Jersey-Connecticut) and Texas Regions for JP Morgan Chase. From 2002 to 2004, Mr. Jones served as Senior Vice President, Client Management and Personal Financial Services for JP Morgan Chase.

Paul A. Maisch has served as Chief Financial Officer of Provident Bank and Provident New York Bancorp since March 2003. Mr. Maisch was named Executive Vice President in January 2006.

Rodney Whitwell was appointed as Executive Vice President and named Chief Operating Officer of Provident Bank and Provident New York Bancorp in November of 2011. Mr. Whitwell has over 27 years of leadership experience in executive financial and investment services. He served as Director of Segment Management for Key Corporation in Cleveland, Ohio from 2004 to 2007, Senior Vice President of New Business Initiatives at The First Marblehead Corporation in Boston, Massachusetts from 2007 to 2008 and from 2008 to 2010 he served as Chief Executive Officer at Union Federal Savings Bank, a subsidiary of The First Marblehead Corporation. Mr. Whitwell was Principal at Mercatus LLC, a national financial services consulting and investing firm, from 2010 to 2011.

David S. Bagatelle was appointed as Executive Vice President and named Regional Market President of the New York City Region of Provident Bank and Provident New York Bancorp in November of 2011. Mr. Bagatelle has nearly 25 years of experience in developing, growing and leading financial services businesses. He served as Co-Founder, President, Chief Executive Officer, and Board Member of Signature Securities Group in New York from 2000 through 2006, Co-founder and Executive Vice President of Signature Bank from 2000 through 2006, Founder, President, Chief Executive Officer and Board member of Herald National Bank in New York from 2007 through 2010.

James R. Peoples was appointed as Executive Vice President and Regional Market President of the Southern Region of Provident Bank and Provident New York Bancorp in November of 2011. Mr. Peoples has over 37 years of experience in Financial Services and Credit Management. He served as President for KeyBank in Seattle Cascades District from 1999 through 2008, and Chairman, President and Chief Executive Officer of United Western Bank in Denver, Colorado from 2010 through 2011.

The Board of Directors has determined that each of the Company directors, with the exception of Messrs. Kopnisky and Strayton, is “independent” as defined by the NASDAQ Marketplace Rules and the New York Stock Exchange (“NYSE”) listing standards.

In reaching these determinations, the Board considers any extensions of credit by Provident Bank to a director and a director’s other interests. The Board of Directors considered the lease transaction between Director Dennis L. Coyle and Provident Bank and determined that Mr. Coyle qualifies as independent. Payments under this lease totaled approximately $73,580 for the fiscal year ended September 30, 2011. Additional information concerning relationships with Messrs. Coyle and Sichol is set forth below in “Transactions with Certain Related Persons”.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on the Company’s review of ownership reports required to be filed for the fiscal year ended September 30, 2011, no executive officer, director or 10% beneficial owner of the Company’s shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics

Provident New York Bancorp has adopted a Code of Ethics applicable to its directors and senior officers, including Provident New York Bancorp’s principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. The Code of Ethics is available on Provident Bank’s Internet website at www.providentbanking.com under the About Us—Investor Relations/Corporate Overview tab under Governance Documents. Amendments to and waivers from the Code, as applicable, are disclosed on Provident Bank’s website.

Meetings and Committees of the Board of Directors

The business of the Board of Directors of Provident New York Bancorp is conducted at regular and special meetings of the Board and its committees. In addition, the independent members of the Board of Directors meet in executive session. The Chairman of the Board presides over all executive sessions. During the fiscal year ended September 30, 2011, the Board of Directors met at twelve regular meetings. There were no special meetings. No member of the Board or any committee thereof attended less than 75% of the aggregate of the meetings of the Board of Directors and the committees of which he or she is a member. On December 28, 2011, Provident New York Bancorp transferred trading of its shares from the NASDAQ Global Market to the NYSE. In connection with that transfer, the Board of Directors has combined the Nominating and Corporate Governance Committees, adopted Corporate Governance Guidelines, and updated its committee charters. Copies of Provident New York Bancorp’s Corporate Governance Guidelines, Code of Ethics, the charters of each standing committee, and policies adopted by the Board are available on the Company’s Internet website (www.providentbanking.com) under the About Us—Investor Relations/Corporate Overview tab under Governance Documents. During fiscal 2011, our standing committees consisted of the committees described below.

Executive Committee. The Executive Committee consists of Chairman Helmer; President, Chief Executive Officer and Director Kopnisky; and Directors Coyle, Jauntig, Kahn, Kennedy and Steinberg. The Executive Committee meets as necessary when the Board of Directors is not in session to exercise general control and supervision over all matters pertaining to the interests of Provident New York Bancorp, subject at all times to the direction of the Board of Directors. The Executive Committee also meets in regularly scheduled sessions to provide more detailed oversight of the operations of Provident New York Bancorp. The Executive Committee met seven times during the fiscal year ended September 30, 2011.

Nominating Committee. The Nominating Committee consists of all independent directors. William F. Helmer serves as Chairman and the other members are Directors Coyle, Kahn, McNelis and Rosenstock.

Our Board of Directors has adopted a written charter for the Nominating Committee, which is available on the Company’s Internet website (www.providentbanking.com) under the About Us—Investor Relations/Corporate Overview tab under Governance Documents. The Nominating Committee met three times during the fiscal year ended September 30, 2011.

The Nominating Committee identifies nominees by first evaluating, or, through a sub-committee or the Corporate Governance Committee, causing an evaluation of the current members of the Board of Directors willing to continue in service.

Current members of the Board with skills and experience that are relevant to Provident New York Bancorp’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If there were a vacancy on the Board because any member of the Board does not wish to continue in service, or if the Nominating Committee decides not to re-nominate a director for re-election, the Nominating Committee would determine the desired skills and experience of a new nominee, solicit suggestions for director candidates from all Board members, and may engage in other search activities, which activities may be conducted through a sub-committee or the Corporate Governance Committee. Criteria identified by the Board from time-to-time include factors relative to the overall composition of the Board and such other factors as the Nominating Committee deems appropriate, such as a potential candidate’s business experience, specific areas of expertise, skills, and background. When identifying nominees to serve as director, the Corporate Governance Committee and the Nominating Committee seek to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, knowledge of the community served and corporate governance.

Candidates should possess certain attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of Provident New York Bancorp, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate’s qualifications in light of the above attributes, the Nominating Committee would consider the following: the overall character of the candidate and any existing or potential conflict of interest; the candidate’s willingness to serve and ability to devote the time and effort required; the candidate’s record of leadership; and the ability to develop business for Provident New York Bancorp.

In addition, our Bylaws require that directors reside or work in a county in which Provident Bank maintains an office or in a county contiguous to a county in which Provident Bank maintains an office (the “Designated Area”) at the time of first nomination and election, or appointment. If a director changes his or her primary residence or primary place of work and that change results in neither the primary residence nor the primary place of work being in the Designated Area, the director shall offer his or her resignation as a member of the Board.

The Nominating Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 400 Rella Boulevard, Montebello, New York 10901. The Corporate Secretary must receive a submission not less than 90 days prior to the anniversary date of the mailing of our proxy materials for the preceding year’s annual meeting. The submission must include the following:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•

The name and address of the stockholder as such information appears on Provident New York Bancorp’s books, and the number of shares of Provident New York Bancorp’s common stock that are owned beneficially by such stockholder. If the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

•

The name, address and contact information for the candidate, and the number of shares of common stock of Provident New York Bancorp that are owned by the candidate. If the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

•	A statement of the candidate’s business and educational experience;

•	Such other information regarding the candidate as would be required to be included in Provident New York Bancorp’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident New York Bancorp or its affiliates;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Submissions that are received and that satisfy the above requirements are forwarded to the Chairman of the Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice of Business to be conducted at an Annual Meeting.”

Audit Committee. The Audit Committee consists of Directors Jauntig, who serves as Chairman, Kossover, Djonovic and Steinberg. The Board of Directors has determined that Director Jauntig qualifies as an “audit committee financial expert.” Each member of the Audit Committee is independent.

As more fully described in the Audit Committee Charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes, including the quarterly review and the annual audit of our consolidated financial statements by the independent registered public accounting firm. In addition, the Audit Committee meets with our internal Chief Auditor to review the results of audits of specific areas on a quarterly basis. The Audit Committee met eleven times during the fiscal year ended September 30, 2011.

Corporate Governance Committee. The Corporate Governance Committee consists of Directors Kennedy, who serves as Chairman, Djonovic, Helmer, Hershaft and McNelis, each of whom is independent The Corporate Governance Committee’s responsibilities include the periodic review of the size of the Board and making recommendations for change, if indicated, establishing procedures for evaluating the Board of Directors, assisting the Nominating Committee as requested, developing a director orientation program, developing standards for director training and continuing education, reviewing Board policies, reviewing and evaluating Board compensation and recommending changes thereto, reviewing Provident New York Bancorp’s Certificate of Incorporation and Bylaws, and reviewing and approving related-party transactions. The Corporate Governance Committee met six times during the fiscal year ended September 30, 2011.

Compensation Committee. The Compensation Committee consists of Directors Steinberg, who serves as Chairman, Kennedy, McNelis, and Rosenstock, each of whom is independent. The Compensation Committee is responsible for determining the salaries of the President and Chief Executive Officer and all Executive Officers. The Compensation Committee also determines annual cash incentive payments to the CEO and other executive officers in accordance with the terms of the Executive Officer Incentive Plan. Determinations with respect to grants under stock benefit plans are made by the Compensation Committee, excluding any director who is not considered “disinterested” for purposes of Section 162(m) of the Internal Revenue Code. Mr. Coyle does not qualify as disinterested under Section 162(m). The Compensation Committee met six times during the fiscal year ended September 30, 2011.

Audit Committee Report

In accordance with Securities and Exchange Commission rules, the Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management Provident New York Bancorp’s audited consolidated financial statements for the fiscal year ended September 30, 2011;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication With Audit Committees; and

•

Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence as currently in effect and discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident New York Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Thomas F. Jauntig, Jr.	Victoria Kossover	Burt Steinberg	Navy Djonovic

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Board of Directors, Provident New York Bancorp, 400 Rella Boulevard, Montebello, New York 10901, Attention: Chief Executive Officer or Corporate Secretary. The letter should indicate that the author is a stockholder of Provident New York Bancorp, and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The President and Chief Executive Officer, however, may directly respond at his discretion. If appropriate, the Corporate Secretary may (1) handle an inquiry directly or (2) forward a communication for response by another employee of Provident New York Bancorp. A copy of any such communication and response is forwarded to the Board at the next available Board meeting. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Board has reviewed the current Board leadership structure of Provident New York Bancorp, Provident Bank and all affiliates (collectively the “Company”), which consists of a separate Chairman of the Board and a President and Chief Executive Officer. The Chairman of the Board performs all duties and has all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him by the Board of Directors, including presiding at all meetings of the stockholders and all meetings of the Board of Directors. The President and Chief Executive Officer has responsibility for the management and control of the business and affairs of the Company and has general supervision of all of the officers (other than the Chairman of the Board), employees and agents of the Company. The Board believes that separating the roles enhances both the independence of the Board and its effectiveness in discharging its responsibilities and that this procedure is currently the most appropriate Board leadership structure for the Company.

In 2011, the Board established a new Enterprise Risk Committee. The members of this Committee consist of Directors Thomas G. Kahn, who serves as Chairman, Victoria Kossover, Carl Rosenstock, George Strayton and Jack Kopnisky, and meet at least on a quarterly basis. The Committee’s main responsibilities include providing specific oversight of the Company’s enterprise-wide risk management functions and reporting to the Board on its activities. The Committee oversees the efforts of Company management in formulating strategies, policies and procedures with respect to the identification, measurement, management and control of all categories of risk, including (a) credit risk, (b) interest rate risk, (c) liquidity risk, (d) market risk, (e) operational risk, including legal and regulatory risk, and (f) strategic business risk. In such capacity, the Committee is responsible for, among other things, overseeing the efforts of Company management in (i) fostering the establishment and maintenance of an effective risk culture, (ii) assisting the Board in establishing prudent levels of risk consistent with the Company’s strategic objectives and in promulgating appropriate corresponding reporting and escalation guidelines, (iii) assessing and monitoring the effectiveness of the Company’s risk management leadership and infrastructure, (iv) monitoring trends within each category of risk, including those identified above, and also any interrelationship among multiple risks, (v) considering risk associated with any major new Company initiatives, (vi) assessing the Bank’s capital management and allocation and (vii) facilitating the education of the full Board as necessary with respect to any pertinent risk topics. In conjunction with the Enterprise Risk Committee, on a quarterly basis, the Chief Risk Officer presents a consolidated Risk Assessment Report to the Board covering credit risk, market and capital risk, operational and IT controls, information security, and strategic risks.

The Audit Committee also plays a role in risk oversight. The Audit Committee has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal controls regarding finance and accounting, as well as its financial statements.

Attendance at Annual Meetings of Stockholders

Provident New York Bancorp does not have a policy regarding director attendance at annual meetings of stockholders. All of our directors attended the prior fiscal year’s annual meeting of stockholders.

Executive Summary

This has been a year of great change and transition in our company. Long standing CEO George Strayton retired in July 2011. During fiscal 2011 Mr. Strayton and the Board conducted a nationwide search to identify his successor. Jack Kopnisky was appointed CEO in July 2011. Under new leadership and after careful review, the Board has adopted a strategy intended to lead us from a traditional community bank to become a regional organization of importance in the greater metropolitan New York area.

In recognition of our transition, the Compensation Committee reviewed the Company’s compensation philosophy, objectives and processes to best align with our business objectives, stockholder interests, regulatory requirements and best practices. Important compensation policy changes included the following:

•	The Board approved the phase out of the evergreen feature in the employment agreements for our Named Executive Officers.

•	Any new employment agreements for Named Executive Officers will not provide for gross ups or for the accelerating of vesting of stock options and restricted shares under a change of control.

•

In December 2011, the Board approved ownership guidelines for Named Executive Officers to further align executive interests with our stockholders. The Board increased the ownership guidelines for Directors by 100 percent further aligning the Directors with stockholder interests.

As more fully described below, following is a brief summary of the Compensation Committee’s assessment of the Company’s performance and its affect on incentive compensation payments for the year.

During the year, the Company did not meet its primary financial targets as profitability suffered due to lower margins and lack of growth. In addition, credit costs were high, primarily due to one relationship in the Acquisition, Development and Construction Loan portfolio. All other performance metrics, including capital adequacy and liquidity were in line with targets. Based primarily on the underperformance in profitability due to the factors described above, the executive management team was not awarded any incentive compensation payment this year.

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) is intended to outline, among other things, Provident New York Bancorp’s (“Provident” or the “Company”) compensation philosophy, objectives and processes. It also sets out our method for decision-making regarding executive compensation and the data and reasoning behind the decisions that are made.

An important component of our compensation philosophy is the desire to align the interests of our executives and key employees with stockholders and the long-term performance of the Company. We are submitting a new stock plan for stockholder approval. The new stock plan is intended to:

•	align executives with stockholder interests,

•	increase executive stock ownership/holdings,

•	ensure sound risk management,

•	reward long-term sustained performance and,

•	enable us to attract and retain talent needed to drive the Company’s success.

We ask for your support in approving a stock plan (see Proposal III).

Compensation Philosophy & Guiding Principles

Provident’s executive compensation program is designed to attract, develop and retain experienced, high quality executive officers who are capable of maximizing long-term business performance for the benefit of our stockholders. The Compensation Committee of Provident’s Board of Directors (the “Committee”) administers the total compensation program.

The Committee seeks to award executive officers with a total compensation package that is competitive and is aligned with the financial and non-financial business goals supporting Provident’s brand values and business strategy.

The executive total compensation program is designed to meet the following high-level objectives:

»	Enable the Company to attract and retain the talent needed to execute our business strategy and retain our position in a highly competitive community bank market.

»	Provide a total compensation package that is competitive, supports our business strategy and incorporates sound risk management.

»	Provide a significant portion of total compensation based on performance relative to short and long-term goals.

»	Motivate and reward our executives for driving our success and providing value for our stockholders.

»	Encourage executives to have and hold stock, further aligning executive interest with our stockholders.

We accomplish these objectives through an integrated total compensation program, which includes the following components:

Component	Objective/Purpose	Opportunity

Base Salary

»     Attract and retain qualified talent.

»     Provide competitive and fair base compensation to recognize executives’ roles, responsibilities, contributions, experience and performance.

»     Represent fixed compensation that forms the basis of other compensation elements (such as incentive pay).

»     Salaries generally are targeted to be within the range of market.

»     Actual salaries and increases reflect an executive’s performance, experience and pay level relative to internal and external salary relationships.

Annual Cash Incentive

»     Motivate and reward achievement of specific annual performance goals.

»     Provide meaningful “pay-at-risk” that is re-earned each year based on performance.

»     Align total cash compensation and annual performance.

» Competitive opportunities when performance goals are achieved. » Above market awards for superior performance. » Below market awards when performance goals are not achieved.

Equity Compensation

»     Reward executives for driving long-term growth, profitability and stockholder value.

»     Align executives with stockholder interests with stock options, which reward stock price appreciation.

»     Grant restricted stock to help ensure executives have an ownership/equity interest.

»     Enable the Company to attract and retain talent.

» Awards are competitive with industry practice and norms. » The value of actual awards reflects stock price appreciation.

Benefits and Perquisites	» Enable the Company to attract and retain qualified talent. » Provide insurance and retirement security benefits.	» Competitive with industry practice.

Employment Agreements and Severance/Change in Control Benefits	» Protect the executive and the Company in the event of termination. » Retain executives in the event of a change in control.	» Appropriate within industry practice.

Through the combination of these various compensation components, we believe the Company has an effective program, which balances multiple needs and related objectives. In light of the balanced approach of its compensation program, the Company also has determined that its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Committee reviews its philosophy and executive compensation practices annually for alignment with our strategic goals and desired objectives.

Role of the Compensation Committee, Management, and the Compensation Consultant in the Executive Compensation Process

Role of the Compensation Committee

The Committee is responsible for discharging the Board’s responsibilities concerning executive compensation. Four members of the Board, each of whom is independent, serve on the Committee. The Committee meets throughout the year, with eight meetings held during fiscal year 2011. The Chairman of the Committee reports on Committee actions at Board meetings.

The Committee reviews all compensation components for Provident’s President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the other three most highly compensated executive officers (collectively, the “Named Executive Officers”). The components are reviewed by element and in the aggregate, including base salary, annual incentive, total cash compensation, long-term incentives/equity, total direct compensation, benefits and perquisites, and total compensation. In addition, the Committee reviews the pay-for-performance relationship and considers all elements in the aggregate as part of the executive’s total compensation package.

The Committee’s major duties and responsibilities are:

•	Administer and review compensation, benefit and perquisites programs.

•	Evaluate CEO performance and other senior executive officer performance.

•	Review all aspects of the CEO’s pay program; consider and approve CEO’s base salary.

•	Review all aspects of the pay programs of the senior executive officers who report to the CEO; consider and approve senior executive officer base salaries.

•	Award annual cash incentive payments to the CEO and other senior executive officers in accordance with the terms of the Executive Officer Incentive Plan.

•	Make recommendations to the Board with regard to incentive, equity and executive benefit plans.

•	Oversee the Company’s compliance with all regulations related to executive compensation.

•	Review and approve all severance and termination arrangements for senior executive officers.

•	Review and approve the CD&A.

The Committee has the authority to retain any advisors needed to perform its responsibilities. The Committee also routinely obtains advice and assistance from internal or external legal, human resource, accounting or other experts, advisors, or consultants, as it deems appropriate.

Role of Provident’s Management

Although the Committee and the Board are ultimately responsible for executive compensation, they obtain information and input from management in connection with their decisions.

Below is a summary of the role of Provident’s management in assessing and recommending executive compensation:

•	The CEO and other executive officers propose an annual business plan to be approved by the Board. The Plan forms the basis for the Committee to establish annual incentive targets.

•	The CEO provides a self-assessment of his performance to the Committee for review at the end of each year.

•	The CEO presents executive officer performance summaries and recommendations relating to executive officer compensation to the Committee for ultimate action by the Board.

•	The CEO and Director of Human Resources develop proposals relating to potential changes in compensation programs for review and action by the Committee.

•	The CEO and Director of Human Resources provide the Committee with data necessary to evaluate and implement compensation proposals and programs.

•	The Director of Human Resources provides data and information and serves as advisor to the Committee as needed.

•	The Director of Human Resources works with outside consultants to provide data and information related to the Committee’s needs and objectives.

Role of the Compensation Consultant

The Committee has the authority to hire a compensation consultant and other advisors throughout the year for advice on executive compensation. The Committee has direct access to the consultant for issues that may be related to executive compensation and benefits. In addition to compensation consultants, the Committee has access to outside legal counsel or other experts as needed.

During 2011, the Committee continued its relationship with Pearl Meyer & Partners (PM&P) a nationally recognized, independent consulting firm specializing in executive and board compensation, to assist the Committee in discharging its responsibilities. PM&P conducts periodic comprehensive total compensation studies as well as ongoing updates on market trends and best practices. The Committee requests and utilizes this information, as needed, to make informed decisions and develop review processes. The Committee periodically requests consultants and advisors to present findings or provide education regarding best practices and trends in the banking industry related to executive compensation. PM&P was engaged to conduct an updated review of our executive and board compensation programs and to assist in the development of short and long term incentive plans as requested by the committee.

The compensation consultant reports directly to the Committee. In the event that the Company desires to seek the expertise of the consulting firm for assistance with other issues not directly related to executive compensation, the Committee must first approve such activities.

Compensation Determinations

Compensation Benchmarking

As part of its analysis and decision making process, the Committee assesses competitive market compensation using a number of data sources. Periodically, the Committee’s consultant selects the peer group to reflect banks of similar asset size and region; the two factors that the Committee believes most directly influence executive compensation in community banks.

In the spring of 2011, the Committee engaged PM&P to gather market data. The results were used to confirm the appropriateness of the Company’s executive compensation compared to market and performance and effectiveness of our compensation philosophy. The Committee did not use this data to benchmark specific compensation elements against the peer group, but instead to obtain a general understanding of competitive market data.

Below is a listing of the peer group used in 2011. This peer group includes 24 institutions in New York, New Jersey and Maryland, reflecting banks generally between $1.5 billion and $6 billion in assets and positioning Provident New York Bancorp by asset size at approximately the median.

Provident Financial Services, Inc.	Sterling Bancorp
Community Bank System, Inc.	Kearney Financial Corp. (MHC)
NBT Bancorp Inc.	OceanFirst Financial Corp.
Flushing Financial Corporation	Northfield Bancorp, Inc.
Dime Community Bancshares, Inc.	Financial Institutions, Inc.
TrustCo Bank Corp NY	Eagle Bancorp, Inc.
Sandy Spring Bancorp, Inc.	Arrow Financial Corporation
Sun Bancorp, Inc.	Roma Financial Corporation (MHC)
Tompkins Financial Corporation	First of Long Island Corporation
Lakeland Bancorp, Inc.	First United Corporation
Hudson Valley Holding Corp.	Suffolk Bancorp
Oritani Financial Corp.	State Bancorp, Inc.

In addition to peer data, the consultant used other industry surveys to arrive at competitive market values for executive positions. When benchmarking positions, PM&P matched positions to proxies and surveys based on their specific role.

Compensation Decision Process

In determining compensation for the CEO, the Committee considers its assessment of the CEO’s performance and overall Company performance. For all other senior executives, the Committee considers the overall Company performance and the CEO’s assessment of each executive officer’s performance.

The Committee considers many factors when making decisions about compensation including, but not limited to:

•	The Company’s total compensation philosophy and desired objectives.

•	The Company’s financial performance in terms of the attainment of both annual and long-term goals and objectives.

•	The relative appropriateness of each executive’s compensation compared to other executives and the CEO.

•	Overall total compensation and pay mix.

•	Individual performance, experience and the contributions of each executive.

•	Share ownership and alignment with stockholder interests.

•	Desire to manage fixed compensation expenses and focus on performance-based compensation.

The Committee reviews all aspects of compensation to ensure total compensation achieves its desired objectives. The mix of total compensation is designed to provide significant focus on performance incentives, both short-term and long-term. The Committee reviews executives’ pay mix relative to market. While the Committee does not target a specific pay mix, it generally targets at least 50% of total compensation opportunity to be based on performance.

Compensation Elements

Provident’s total compensation program consists of four main components; base salary, annual cash incentive compensation, stock based compensations and benefits.

Base Salary

The purpose of base salary is to provide competitive and fair base salary that recognizes the executives’ roles, responsibilities, contributions, experience and performance. Base salary represents a fixed element of compensation that reflects executives’ long-term performance and market pay level for the executive’s roles and responsibilities. Base salaries generally are targeted to be competitive with the known practices of comparable financial institutions in the region, but are not benchmarked to any specific level.

Base salary increases effective January 2011 considered Provident’s annual merit budget for all employees and the CEO’s recommendations as discussed below, as well as each executive’s role and contribution to the Company. The Committee reviewed the achievements of George Strayton, the then CEO, in a difficult environment for banks and savings association and approved a 4.75 % increase, bringing his salary to $589,093.

Other Executive Officers: The Committee also reviews other executives’ compensation and determines salary increases considering performance feedback provided by the CEO, competitive market data, individual contribution and performance relative to individual and company-wide business and financial goals. The Committee approved salary increases of 4.75%, effective January 1, 2011 for Messrs. Rothstein and Jones and 4.5 % for Messrs. Maisch and Dormer. Salary increases reflect a combination of each executive’s current pay relative to market, individual performance and budget.

Annual Cash Incentive Compensation

An integral part of Provident’s total compensation program is the Executive Officer Incentive Plan. The plan is designed to reward executives for business achievements to the extent those achievements contribute measurably to Provident’s attainment of its business goals. The plan is designed to reward for overall Company performance, and does not consider individual contributions. This reflects our goal of creating an executive group that works together as a team for the overall good of the Company.

The plan measures Provident’s performance in five areas deemed essential to building and maintaining stockholder value, which are:

»	Balance Sheet Management

»	Market Share Growth

»	Stock Performance

»	Risk Management

»	Quality and Level of Earnings

As part of Provident’s business planning process, the Board of Directors approves an annual business plan at the beginning of each fiscal year. Based on the plan, the CEO provides the Committee with a summary of Company-wide goals and suggested weightings for each performance category. The Committee considers these recommendations and any other factors it deems relevant to determine the weightings for each performance category for the upcoming year. The Committee’s determination is reported to the Board of Directors. For the fiscal year ended September 30, 2011 the weightings were:

Balance Sheet Management	30%
Market Share Growth	5%
Stock Performance	10%
Risk Management	30%
Quality and Level of Earnings	25%

Incentive award targets as a percentage of base salary are reviewed and recommended by the Committee, and approved by the Board of Directors. The percentage target is set to reflect competitive awards for achieving specific performance goals. Actual awards vary based on performance and can range from 50% of target for satisfactory performance relative to performance goals, to 150% of target for outstanding performance.

The target incentive for the CEO in effect for 2011 was 50% of base salary, and was 30% of base salary for the other Named Executive Officers.

Evaluation of Performance

At the end of the year, the Committee reviews the Company’s performance relative to each of the performance categories and weights defined at the start of the plan year. The evaluation is subjective. Each category receives a rating with an associated numerical score:

Unsatisfactory (1), Marginally Satisfactory (2), Satisfactory (3), Above Satisfactory (4), or Outstanding (5).

Each category’s numerical rating is multiplied by the weight to arrive at a “point score.” The total of the point score is then translated to the following payout matrix to determine the incentive award:

Total Score	Payout Level
Less than 300	0%
300	50% of Target Incentive
350	75% of Target Incentive
400	100% of Target Incentive
425	125% of Target Incentive
450 or more	150% of Target Incentive

A summary of the evaluation process, ratings and award payout as determined by the Committee for fiscal year 2011 performance follows.

Balance Sheet Management (30%)

This category includes measures of asset/liability management, capital management and loan and investment portfolio management. It also includes measures of results in meeting asset and liability targets and achieving appropriate returns. As a result, this category is often the most comprehensive reflection of management effectiveness in both financial decision making and business generation. Performance here, as in other categories, is measured in comparison to peers.

Assessment of 2011 performance:

Management exceeded its core deposit growth targets as evidenced by exceeding plan by approximately $53 million. Transaction accounts represent 25% of total deposits and the investment portfolio represents nearly $1 billion and maintained a yield in excess of 3%. Commercial loans grew by $78 million but were slightly below plan as a result of higher levels of repayment in the ADC category. Retail loans declined by $57 million primarily due to the sale of $50 million of conforming residential mortgages to the secondary market. Non performing loans, however, grew from $26.8 million at September 30, 2010 to $40.6 million at September 30, 2011, which is slightly less than the peak at June 30, 2011 of $48.1 million. The Committee awarded this category a 3, satisfactory.

Market Share Growth (5%)

Market share is an important expression of franchise value. The measurements in this category reflect both absolute and relative performance in maintaining or improving market share. While there are limitations in the data behind these measures, the Committee considers that the measures used (performance relative to peers, trends, and actual versus plan) are, generally, the best available for each category.

Assessment of 2011 performance:

The Company maintained its number 2 combined deposit market share in its primary markets of Rockland and Orange Counties. Transaction accounts were up approximately 10% and commercial loans (the primary focus) were up 6.7%. Retail loans, however, declined as noted above. The Committee awarded a score of 3, satisfactory for this category.

Stock Performance (10%)

This category provides a number of measures of the performance of Provident’s stock over the course of the plan period. While absolute earnings per share (EPS) growth is a key measure, this section also provides EPS measures in comparison to analyst expectations and peer group performance. These measures provide context for evaluating management effectiveness in improving market capitalization and are considered in the context of industry and stock market performance. The lower weight for this factor reflects the limited influence management has on stock price over the short term as well as the Committee’s belief that stock performance incentives are better addressed through long-term incentives, restricted stock grants and stock options.

Assessment of 2011 performance:

The Committee uses the NASDAQ America’s Community Bankers Index (ACBQ) as the most appropriate measure for stock performance. The Company’s stock performance was down 28.7% while the index was only down 13% for the period. Additionally the absolute level of stock declined from $8.39 to $5.82 The Committee rated this category 1, unsatisfactory.

Risk Management (30%)

Risk Management is a discipline fundamental to all activities within the Company. This category measures management’s effectiveness across all risk categories. The measures reflect outside assessments of risk as well as internal evaluations.

Assessment of 2011 performance:

The Committee concentrated its review of risk on credit and risk management. While provisions for loan losses and charge offs exceeded plan, overall levels of criticized and classified loans declined. Management identification of problem credits is effective. All other areas of risk management were considered adequately controlled based on the overall improvement in risk ratings of loans. The Committee awarded this category a rating of 4, above satisfactory.

Quality and Level of Earnings (25%)

This category measures not only absolute earnings levels, but also the consistency of those earnings and, as a result, their contribution to building franchise value. In stressing the quality of earnings, we reflect our belief that short-term tactics and unusual events do not necessarily contribute to building franchise value. Key performance measures in this category include net interest margin and core earnings from banking activities. Efficiency and productivity measures are also included in this category, reflecting management efforts to optimize resources while achieving appropriate overall returns. Core earnings are defined in this context as earnings achieved without giving effect to accounting changes and one-time events. Since broader economic issues affect performance, peer comparisons are also included to establish earnings performance relative to the industry.

Assessment of 2011 performance:

The Committee reviewed the Company’s performance of earnings based on various categories against plan. Net interest margin was 3.66% below the plan level of 3.89% .Non interest income of 0.69% exceeded plan of 0.68%. The Company’s recurring expense levels at $85.4 million were slightly below plan levels of $85.7 million leading to an efficiency ratio of 71.5% which exceeded plan of 67.9% The Committee awarded a score of 2, marginally satisfactory.

Overall Incentive Award Determination

As a result of the rankings and weightings, the total score was 285. The score intervals and corresponding percentage of target are as follows:

Performance Category	Weight	Rating	Score
Balance Sheet Management	30%	3	90.00
Market Share Growth	5%	3	15.00
Stock Performance	10%	1	10.00
Risk Management	30%	4	120.00

Quality and Level of earnings	25%	2	50.00

Total			285

As a result of the total score being below threshold, no awards were paid to the executive officers.

Equity Based Compensation

Another key element of executive total compensation is the Company’s equity based plans, which are the Provident Bank 2000 Stock Option Plan (the “2000 Plan”) and the Provident Bancorp, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), collectively referred to as “the Plans”. The purpose of the Plans is to provide long-term incentives that align the interests of executives with stockholder interests and the long-term interests of the Company. Stock is also a critical element to attract and retain highly qualified officers. Stock options align executives with stockholder interests by rewarding for stock price appreciation while restricted stock ensures an “ownership” interest.

The disinterested members of the Committee administer the Plans and are responsible for awarding any of three types of equity-linked awards to eligible individuals — stock options, stock appreciation rights and restricted stock in accordance with the terms of the Plans.

No equity awards under Plans were granted to executive officers during fiscal 2011. Stockholders are being asked to approve a new plan, the 2012 Stock Incentive Plan. See Proposal III.

Benefits

Provident sponsors a variety of benefit plans for all employees, in which the executives also participate. These benefits include the Provident Bank Employee Stock Ownership Plan, a 401(k) Plan, the Provident Bank Defined Benefit Pension Plan (for which benefit accruals have been frozen since September 30, 2006), life insurance, and health and welfare benefits.

Provident also provides certain executive benefits and perquisites that are designed to provide benefits to executives to address tax code limitations. Provident’s policy on benefits has been to provide benefits consistent with market practice.

Additional benefits and perquisites provided for executives include:

Supplemental Retirement Benefits

Provident provides Named Executive Officers with supplemental retirement benefits to make up for benefits that would otherwise be payable under our tax-qualified plans if specified tax code limitations did not apply.

Insurance

Provident provides named executives officers with supplemental long-term disability insurance, long-term care insurance, and life insurance. The Committee believes that these insurance benefits are generally important to address market practices and attract and retain qualified employees.

Perquisites

Certain executives receive use of a company automobile if the job requires. Provident does not otherwise provide significant perquisites or personal benefits to its executives. These perquisites are in keeping with customary practice and support our business goals.

Employment Agreement with Mr. Kopnisky

Jack L. Kopnisky joined the Company on July 6, 2011 as President and Chief Executive Officer of the Company and Provident Bank upon Mr. Strayton’s retirement from those positions. As previously reported, the Company and Mr. Kopnisky entered into an employment agreement that provides for an annual base salary of at least $550,000. In addition, Mr. Kopnisky received a non-qualified stock option covering 107,526 shares of common stock, 29,550 shares of restricted stock with time-based vesting and 11,820 shares of restricted stock with performance-based vesting under our 2011 Employment Inducement Stock Program. See “2011 Employment Inducement Stock Program” below for further details. The employment agreement also contains change in control provisions. See “Employment Agreements and Other Arrangements with Executive Officers” for a description of Mr. Kopnisky’s compensation arrangements.

Other Matters

Impact of Accounting and Tax on the Form of Compensation

The Committee takes into account the various tax and accounting implications of compensation and benefit vehicles utilized by the Company.

•

The Committee considers the impact of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 – Compensation – Stock Compensation, on Provident’s use of equity incentives. Provident expenses all grants in accordance with this requirement.

•

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deduction for compensation paid to Named Executive Officers to $1,000,000. This deduction limitation does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, including certain performance-based compensation that has been approved by the stockholders. Our stockholders have approved the 2000 Plan and the 2004 Plan, which are designed to allow the deduction as an expense on behalf of the Company for income realized by the participant on the exercise of the stock options. Generally, the Committee wishes to maximize Provident New York Bancorp’s federal income tax deductions for compensation expense. Nonetheless, the Committee believes that there are circumstances in which the provision of compensation that is not fully deductible may be more consistent with its compensation philosophy and objectives and may be in the best interests of Provident New York Bancorp and its stockholders. The Committee’s ability to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying certain compensation as deductible under Section 162(m).

Adjustment or Recovery of Awards

Under Section 304 of the Sarbanes-Oxley Act of 2002, if Provident New York Bancorp is required to restate its financial statements due to material non-compliance with any financial reporting requirements based upon a judicial determination of misconduct, the CEO and the CFO must reimburse Provident for:

•	Any bonus or other incentive- based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document.

•	Any profits realized from the sale of securities of Provident securities during those 12 months.

Consideration of Prior Amounts Realized

In furtherance of Provident’s strategy of emphasizing rewards for future superior performance, prior compensation outcomes, including stock compensation gains, are generally not considered in setting future compensation levels.

Stock Ownership Guidelines

The Committee concluded that Named Executive Officers and Board members should own a significant amount of the Company’s stock. Within five years of joining the Board or being named to an executive position, Board members and Named Executive Officers are required to achieve ownership of a defined market value of Company stock. Specific guidelines are:

•	Lesser of four times annual base salary or 200,000 shares for the Chief Executive Officer.

•	Lesser of two times base annual salary or 40,000 shares for our other Named Executive Officers.

•	Directors are expected to achieve ownership of the lesser of five times Board retainer or 20,000 shares

The period to achieve compliance is five years from the later of (1) the day of first appointment to the Board of Directors or executive officer position or (2) the day of adoption of these guidelines, which was December 20, 2011, unless approved by the Committee. The Committee monitors ownership levels and compliance on an annual basis. Below is a summary of shares that qualify for the ownership requirements described above:

•

Beneficially owned shares that the individual owns or has voting power including the power to vote, or to direct the voting; and/or, investment power including the power to dispose or to direct the disposition.

•	Shares owned by an individual in the Company’s benefit plans (e.g. ESOP, 401K).

•	Unvested restricted stock and unexercised stock options are excluded.

Named Executive Officers and Board members are expected to hold 75% of any net shares received through compensatory equity based grants until the ownership guidelines are achieved. Once a Named Executive Officer or Board member achieves the ownership requirement, he/she is no longer restricted by the holding requirement; provided his/her total stock ownership level does not fall below the ownership guidelines.

Employment Agreements

Provident provides employment agreements to all Named Executive Officers. Consistent with compensation practices of many other companies we have phased out the evergreen feature in the employment agreements for our Named Executive Officers. Also in keeping with best practices in the future any employment contracts for Named Executive Officers will not provide for gross up provisions for “excess parachute payments” under Internal Revenue Code Section 280G. In addition we will no longer provide for the acceleration of vesting of stock options or restricted shares as a single trigger provision for potential payments upon a Change in Control.

For a discussion of their terms, see “Employment Agreements and Potential Payments upon Termination or a Change in Control.”

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers. Although management has the primary responsibility for Provident’s financial statements and reporting process, including the disclosure of the CD&A, the Committee has reviewed the CD&A with management and is satisfied it represents the philosophy, intent, and actions of the Committee with regard to executive compensation. We recommend to the Board of Directors that the CD&A be included in this proxy statement for filing with the Securities and Exchange Commission.

Burt Steinberg, Chairman

R. Michael Kennedy

Donald T. McNelis

Carl Rosenstock

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Executive Compensation

The following table sets forth for the year ended September 30, 2011 certain information regarding total remuneration paid to our former President and Chief Executive Officer, current President and Chief Executive Officer, Chief Financial Officer, and to our other three most highly compensated executive officers. We refer to these executive officers as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non Qualified Deferred Compensation Earnings($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Jack Kopnisky,	2011	$126,923	(2)	$75,000	$349,990	$249,998	—	—	$12,094	$814,005
President and CEO (1)

George Strayton,	2011	$446,984		—	—	—	—	$347,329	$2,414,620	$3,208,933
President and CEO,	2010	$555,408		—	—	$4,724	$312,417	$137,190	$294,283	$1,304,022
Retired	2009	$550,654		—	—	$115,413	$172,080	$1,430	$156,318	$995,895

Daniel G. Rothstein,	2011	$286,831		—	—	—	—	—	$65,055	$351,886
EVP	2010	$274,182		—	—	$45,240	$92,536	—	$57,020	$468,978
General Counsel	2009	$273,189		—	—	—	$51,223	$75,386	$66,291	$466,089

Richard O. Jones,	2011	$261,539		—	—	—	—	$4,426	$50,735	$316,700
EVP	2010	$250,012		—	—	$45,240	$84,379	$8,785	$41,885	$430,301
Business Services	2009	$249,131		—	—	—	$46,712	$6,451	$48,076	$350,370

Stephen G. Dormer,	2011	$258,902		—	—	—	—	$21,646	$372,201	$652,749
EVP Strategic Planning,	2010	$247,933		—	—	$45,240	$83,677	$20,048	$40,458	$437,356
Resigned	2009	$246,993		—	—	$17,824	$46,311	$18,591	$47,244	$376,963

Paul A. Maisch,	2011	$260,984		—	—	—	—	$3,554	$50,960	$315,498
EVP	2010	$249,480		—	—	$45,240	$84,200	$3,521	$42,081	$424,522
Chief Financial Officer	2009	$246,993		—	—	—	$46,311	$3,197	$48,723	$345,224

Footnotes:

1)	Mr. Kopnisky succeeded Mr. Strayton as the new President and CEO, effective July 6, 2011.

2)	Mr. Kopnisky’s salary for 2011 reflects that portion of his annualized salary of $550,000 for this fiscal year, beginning on July 6, 2011.

Column Notes:

(c)	The figures shown for salary represent amounts earned for the respective fiscal year.

(d)	For Mr. Kopnisky, the amount represents the sign on bonus received as a component of his employment compensation.

(e)	Represents the aggregate grant date fair value of restricted stock of the Company awarded to the Named Executive Officer during the applicable year, calculated in accordance with FASB ASC Topic 718 for financial statement purposes. For more information on the assumptions used in the valuation of these awards, see note 12(e) to the audited financial statements in our Annual Report on Form 10-K for the year ended September 30, 2011. This amount does not reflect the value of dividends (if any) paid on unvested restricted stock, which is included in the Summary Compensation Table under the caption “All Other Compensation.”

(f)	Represents the aggregate grant date fair value of options to purchase shares of Provident common stock granted to the Named Executive Officer during the applicable year, calculated in accordance with FASB ASC Topic 718 for financial statement purposes. For more information on the assumptions used in the valuation of these grants, see note 12(f) to the audited financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2011.

(g)	No non-equity incentive plan compensation was earned for fiscal 2011.

(h)	Represents the actuarial change in the present value of the Named Executive Officer’s benefits under the Defined Benefit Pension Plan and the Supplemental Executive Retirement Plan. The actuarial change in the present value of Mr. Rothstein’s benefits under these plans declined in the years ending September 30, 2011 and 2010 by $23,460 and $22,850 respectively. The value for Mr. Strayton also reflects a loss of $132,899 in his deferred compensation plan. Mr. Strayton's actuarial change in present value for his qualified benefit measures the change from the last year's present value to this year's actual distribution received. The distribution amount is reported in the Pension Benefit table on page 26.

(i)	The amounts listed under the column entitled “All Other Compensation” in the “Summary Compensation Table” above include Provident’s contributions to the 401(k) plan, the ESOP, the SERP, SERP distribution, the cost to Provident for certain group life, health and disability insurance, long term health care insurance, and dividends earned on restricted stock that are listed in the table below

ALL OTHER COMPENSATION

Name (a)	401(k) Plan ($) (b)	Profit Sharing ($) (c)	Employee Stock Ownership Plan ($) (d)	Supplemental Executive Retirement Plan Allocation ($) (e)	Supplemental Executive Retirement Plan Distribution ($) (f)	Disability Insurance ($) (g)	Life Insurance ($) (h)	Long-Term Care Insurance ($) (i)	Restricted Stock Plan Dividends ($) (j)	Perquisites ($) (k)	Other (l)	Total ($) (m)
Jack Kopnisky	—	$6,058	—	—	—	$1,526	$2,028	—	$2,482	—	—	$12,094

George Strayton	$7,350	$7,350	$4,562	$49,516	$1,514,962	$17,984	$26,056	$4,679	—	—	$782,161	$2,414,620

Daniel G. Rothstein	$7,653	$7,653	$4,562	$9,769	—	$5,904	$22,852	$6,662	—	—	—	$65,055

Richard O. Jones	$7,626	$7,626	$4,562	$7,210	—	$3,288	$16,581	$3,842	—	—	—	$50,735

Stephen G. Dormer	$7,610	$7,610	$4,562	$6,991	—	$3,935	$10,078	$4,915	—	—	$326,500	$372,201

Paul A. Maisch	$7,612	$7,612	$4,562	$7,190	—	$3,037	$19,954	$993	—	—	—	$50,960

Column Notes:

(b)	& (c) The 401(k) match and Profit Sharing for Mr. Kopnisky, represents amounts from July 2011 to September 2011. For Mr. Strayton it represents amounts from January 2011 to September 2011. For Mr. Rothstein, Mr. Jones, Mr. Dormer and Mr. Maisch, it represents amounts from October 2010 to September 2011.

(f)	Represents distributions of supplemental ESOP and supplemental defined benefits received by Mr. Strayton from our 1995 SERP on November 1, 2010.

(k)	Total perquisites for each of the Named Executive Officers did not exceed $10,000.

(l)

For Mr. Strayton, it represents retirement payout paid on January 5th, 2012, pursuant to the terms of his retirement agreement as previously reported on Form 8-k dated June 20th, 2011. The breakdown of this payment is as follows:

1)	A lump sum cash payment of $340,341 in recognition of termination of his employment prior to the scheduled expiration of his employment agreement and voluntarily foregoing certain prior compensation awards and payments from the Company.

2)	A lump sum cash bonus in the amount of $441,820 in acknowledgement of his record of accomplishment with the Bank and the Bank’s performance during his tenure.

For Mr. Dormer, it represents the separation payout scheduled to be paid on April 16th, 2012, pursuant to the terms of his separation agreement as previously reported on the Form 8-K on October 13, 2011.

Salary and bonus represent between 25% (for Mr. Kopnisky) and 83% (for Mr. Maisch) of total Named Executive Officer compensation for the year ending September 30, 2011. The percentage for Mr. Kopnisky is artificially low because his salary and bonus compensation for the year reflect only service from June 6, 2011 to September 30, 2011, while he received a number of equity-based awards under our 2011 Employment Inducement Stock Plan as inducements to accept his current positions with Provident and Provident Bank. The percentage for Mr. Maisch is relatively high because no equity awards were made in the year ending September 30, 2011 to Named Executive Officers other than Mr. Kopnisky.

Grants of Plan-Based Awards

The following table sets forth for the year ended September 30, 2011 certain information regarding non-equity incentive plan compensation for the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Options	Exercise	Grant Date Fair Value of

								Awards: Number of	Awards: Number of	or Base Price of
								Shares of Stock or	Securities Underlying	Option Awards	Stock Option Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Units (#) (i)	Options (#) (j)	($/Sh) (k)	($) (l)
Jack Kopnisky	7/6/2011	$137,500	$275,000	$412,500	—	—	—	—	107,526	$8.46	$249,998
	7/6/2011	—	—	—	—	11,820	—	—	—	—	—
	7/6/2011	—	—	—	—	—	—	29,550	—	—	—

George Strayton	—	—	—	—	—	—	—	—	—	—	—

Daniel G. Rothstein	—	$43,480	$86,959	$130,439	—	—	—	—	—	—	—

Richard O. Jones	—	$39,646	$79,292	$118,937	—	—	—	—	—	—	—

Stephen G. Dormer	—	$39,225	$78,450	$117,675	—	—	—	—	—	—	—

Paul A. Maisch	—	$39,541	$79,081	$118,622	—	—	—	—	—	—	—

Column Notes:

(b)	Represents the grant date of the stock award and the options award included in columns (g), (i) and (j).

(c–e)	All awards in the above table were potential annual cash bonus amounts payable pursuant to Provident’s Executive Officer Incentive Plan. The maximum cash incentive payment that could be earned for the year ended September 30, 2011 was an amount equal to 75% of base salary in the case of Mr. Kopnisky, and 45% for Messrs. Rothstein, Dormer, Jones and Maisch.

(g)	Represents shares of performance based restricted stock granted to Mr. Kopnisky, pursuant to our 2011 Employment Inducement Stock Program.

(i)	Represents shares of service based restricted stock granted to Mr. Kopnisky, pursuant to our 2011 Employment Inducement Stock Program.

(j)	Represents non-qualified stock options awarded to Mr. Kopnisky, pursuant to our 2011 Employment Inducement Stock Program as a component of his employment compensation.

(l)	The values represent the Black Scholes grant date fair value of each equity award computed in accordance with the FASB Accounting Standards Codification Topic 718 for financial statement purposes. For more information on the assumptions used in the valuation of these grants, please refer to note 12(f) to the audited financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2011.

During the last fiscal year, no outstanding option or other equity-based award was re-priced or otherwise materially modified.

Executive Officer Incentive Plan

Please see CD&A section titled “Annual Cash Incentive Compensation” for a description of the performance conditions and other material terms of the Executive Officer Incentive Plan.

2000 Stock Option Plan and 2004 Stock Incentive Plan

Provident’s stockholders approved the Provident Bank 2000 Stock Option Plan (the “2000 Plan”) in February 2000. A total of 1,712,640 shares of authorized but unissued common stock were reserved for issuance under the 2000 Plan, although Provident may also fund option exercises using treasury shares. Under the terms of the 2004 Stock Incentive Plan (the “2004 Plan”), a total of 1,997,300 shares of authorized but unissued common stock were reserved for issuance under the 2004 Plan. Under both plans, options have up to a ten-year term and may be either non-qualified stock options or incentive stock options. Reload options may be granted under the terms of the 2000 Plan and provide for the automatic grant of a new option at the then-current market price in exchange for each previously owned share tendered by an employee in a stock-for-stock exercise. Each option entitles the holder to purchase one share of common stock at an exercise price equal to the fair market value of the stock on the grant date. Employees who retire under circumstances in accordance with the terms of either the 2000 Plan or the 2004 Plan may be entitled to accelerate the vesting of individual awards. As of September 30, 2011, 34,300 shares were potentially subject to accelerated vesting.

2011 Employment Inducement Stock Program

As previously reported, in order to induce Mr. Kopnisky to accept his current positions with the Company and Provident Bank, the Company agreed to provide Mr. Kopnisky with certain equity awards. Provident provided these awards under its 2011 Employment Inducement Stock Program, the sole purpose of which is to provide inducement awards to Mr. Kopnisky. Awards made to Mr. Kopnisky under this program include:

•

Options to purchase 107,256 shares of Provident common stock, which vest in four substantially equal installments on Mr. Kopnisky’s satisfactory performance of services through July 6 of each of 2012, 2013, 2014 and 2015, or earlier on a change in control. In the event of termination of Mr. Kopnisky’s employment due to his death, disability or retirement, options with a vesting date in the calendar year of such termination or the following calendar year will vest on that termination. These options are governed by the terms of an option agreement and the terms of our 2004 Plan.

•

Restricted stock awards covering 29,550 shares of Provident common stock, which vest in four substantially equal installments on Mr. Kopnisky’s continued service through July 6 of each of 2012, 2013, 2014 and 2015, or earlier on a change in control or in the event of termination of Mr. Kopnisky’s employment due to his death, disability or retirement. Mr. Kopnisky retains voting rights and rights to receive dividends with respect to shares underlying outstanding unvested portions of this award. These restricted stock awards are governed by the terms of an award notice and the terms of our 2004 Plan.

•

Performance-based restricted stock awards covering 11,820 shares of Provident common stock, which vest upon attainment of designated performance conditions in combination with Mr. Kopnisky’s continued service through December 31, 2014. In the event of the termination of Mr. Kopnisky’s employment due to death, disability, or retirement, or his termination without cause following a change in control, any performance condition for which the performance measurement period has not ended will be considered satisfied, and any award for which all performance conditions are satisfied will vest on a pro-rated basis for Mr. Kopnisky’s actual service within the required service period. Dividends with respect to shares underlying outstanding unvested portions of this award will accrue and be paid only upon vesting of the award. These restricted stock awards are governed by the terms of an award notice and the terms of our 2004 Plan, and are subject to clawback in compliance with applicable law or our policies.

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Stock Awards and Stock Option Grants Outstanding

The following tables set forth information regarding stock awards and stock options outstanding at September 30, 2011, whether granted in 2011 or earlier.

OUTSTANDING EQUITY AWARDS AT SEPTEMBER 30, 2011

	OPTION AWARDS							STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)		Number of Securities Underlying Unexercised Options Unexercisable (#) (c)		Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#) (g)	Market Value of Shares or Units of Stock that have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($) (j)
Jack Kopnisky	—		107,526	(1)	—	$8.46	7/6/2021	29,550	$171,981	11,820	$68,792

George Strayton	180,000	(2)	—		—	$12.84	3/10/2015	—	—	—	—

Daniel G . Rothstein	60,000	(2)	—		—	$12.84	3/10/2015	—	—	—	—

	6,500	(4)	6,500	(4)	—	$10.03	7/27/2020	—	—	—	—

Richard O. Jones	60,000	(2)	—		—	$12.84	3/10/2015	—	—	—	—

	6,500	(4)	6,500	(4)	—	$10.03	7/27/2020	—	—	—	—

Stephen G. Dormer	60,000	(2)	—		—	$12.84	3/10/2015	—	—	—	—

	6,500	(4)	6,500	(4)	—	$10.03	7/27/2020	—	—	—	—

Paul A. Maisch	60,000	(2)	—		—	$12.84	3/10/2015	—	—	—	—

	45,314	(3)	—		—	$11.85	3/25/2014	—	—	—	—

	3,930	(5)	—		—	$15.66	3/25/2014	—	—	—	—

	6,500	(4)	6,500	(4)	—	$10.03	7/27/2020	—	—	—	—

Footnotes:

(1)	Represents stock options granted pursuant to NASDAQ inducement grant exception. The grant will vest in four equal installments commencing July 6, 2012.

(2)	Represents stock options granted pursuant to the Provident Bank 2004 Stock Incentive Plan which vested in five equal annual installments commencing on March 10, 2005.

(3)	Represents stock options granted pursuant to the Provident Bancorp, Inc. 2000 Stock Option Plan which vested in five equal annual installments commencing on March 24, 2004.

(4)	Represents stock options granted pursuant to the Provident Bancorp, Inc. 2004 Stock Incentive Plan which vest in two equal annual installments commencing on July 27, 2011.

(5)	Represents reload options received upon the exercise of stock options granted under the 2000 Stock Incentive Plan when previously owned shares of common stock were utilized to pay the option exercise price.

Column Notes:

(g)	Represents shares of restricted stock with service based vesting granted to Mr. Kopnisky, pursuant to the 2011 Employment Inducement Stock Plan.

(h&j)	Represents the value of the restricted stock award based on the Company’s closing stock price on September 30, 2011 ($5.82).

(h)	Represents shares of performance based restricted stock awards granted to Mr. Kopnisky, pursuant to our 2011 Employment Inducement Stock Plan. Details on the performance conditions for these awards are provided under the 2011 Employment Inducement Stock Plan.

The following table presents options exercised and vesting of stock awards in 2011 for Named Executive Officers:

OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED 9/30/11

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Jack Kopnisky	—	—	—	—
George Strayton	—	—	—	—
Daniel G. Rothstein	—	—	—	—
Richard O. Jones	—	—	—	—
Stephen G. Dormer	—	—	—	—
Paul A. Maisch	—	—	—	—

Footnotes:

There were no option exercises in fiscal 2011.

Provident Bank Defined Benefit Pension Plan

The Defined Benefit Plan is a tax-qualified defined benefit pension plan. The plan was frozen to new participants effective September 30, 2006, and no additional benefit accruals have been earned under the plan since that date.

The normal retirement benefit is a single life annuity (with amounts payable to a participant during the participant’s lifetime only) or, for a married participant, a joint and survivor annuity (where, upon the participant’s death, the participant’s spouse is entitled to receive, for the remainder of the spouse’s lifetime, a benefit equal to 50% of the amount paid during the participant’s lifetime). Benefits may be paid in various other annuity forms. For participants retiring at age 65 or older or for participants who have attained either age 55 or older with 20 years of completed service, their retirement benefit may be paid as a lump sum. Under the Defined Benefit Plan, normal retirement age is the later of a participant’s 65th birthday or the fifth anniversary of the participant’s participation in the plan.

The normal retirement benefit is payable monthly and calculated, effective October 1, 1994, as an amount equal (on an annualized basis) to the sum of (A) 1.6% of a participant’s “average annual compensation” multiplied by the participant’s years of service (up to 35 years), and (B) 0.5% of the amount by which a participant’s average annual compensation exceeds “covered compensation” (the average of the taxable wage base for the 35 calendar years preceding the participant’s social security retirement age), multiplied by a participant’s years of service (up to 35 years). If a participant would be entitled to a greater amount under a method for calculating normal retirement benefits in effect prior to October 1, 1994, however, then the prior method of calculation will apply instead. The amount of the annual benefit that may be accrued by a participant under the Defined Benefit Plan is subject to caps imposed under the Internal Revenue Code (“Code”).

A participant’s “average annual compensation” is the average of the participant’s annual compensation over the five consecutive calendar years (out of the last ten) in which his or her compensation was the highest. Because the benefit accrual is frozen as of September 30, 2006, compensation earned after December 31, 2006 is disregarded. A participant’s “compensation” includes wages and salary, but excludes commissions and bonuses where paid to a participant with a title of vice president or higher. The amount of annual compensation that may be taken into account for purposes of calculating benefits is subject to a cap under Code Section 401(a)(17), which was $220,000 in 2006.

Employees with ten years of service may retire and receive benefits under the Defined Benefit Plan as early as age 55, but generally with a reduction from normal retirement benefits. Benefits will not be reduced, however, for a participant who retires after attaining age 62 and has completed at least 20 years of service.

As of September 30, 2011, Messrs. Rothstein and Dormer are ages 64 and 61 and have been credited with 29 and 17 years of service, respectively. Thus, they are eligible to retire under the early retirement benefit provisions of the Defined Benefit Plan. Mr. Rothstein is eligible for unreduced early retirement benefits.

For purposes of determining eligibility for early retirement benefits and vesting service under the Defined Benefit Plan, a participant is credited with a year of eligibility service for each year in which a participant has performed at least 1,000 hours of eligibility service. Eligibility years are measured on a Plan Year basis (October 1 to September 30). Provident does not have a standing policy regarding pension accrual service credit for employment under acquired companies whose plans were merged into the Defined Benefit Plan. Provident’s practice has been not to grant such credit. Benefits accrued under the plans of those prior employers are generally determined in accordance with the terms of those prior plans. However for purposes of plan participation, early retirement eligibility and vesting credit is given for years of service under employment of acquired companies. None of the Named Executive Officers has received any extra credit under the Defined Benefit Plan for service to employers other than Provident Bank.

Provident contributes each year to the Defined Benefit Plan an amount that is at least equal to the actuarially determined minimum funding requirements in accordance with ERISA and the Code. Provident contributed $4,400,000 on March 28, 2011, for the plan year ended September 30, 2010. This contribution was required to allow the Plan to make lump sum distributions to Highly Compensated Employees.

Pension Benefits

The following table sets forth information regarding the actuarial present value of benefits accrued by the Named Executive Officers under the Provident Bank Defined Benefit Pension Plan (the “Defined Benefit Plan”) and the defined benefit portion of Provident Bank’s Supplemental Executive Retirement Plan (the “SERP”) as of September 30, 2011. The number of years of credited service represent vesting years of credit. Pension benefit years of service were frozen as of September 30, 2006.

PENSION BENEFITS FISCAL YEAR 2011

Name (a)	Plan (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During the Last Fiscal Year ($) (e)

Jack Kopnisky	—	—	—	—

George Strayton	Defined Benefit Plan	29	—	$1,558,520

	SERP	29	$401,376	$1,083,438

Daniel G. Rothstein	Defined Benefit Plan	29	$909,637	—

	SERP	29	$38,527	—

Stephen G. Dormer	Defined Benefit Plan	17	$313,579	—

Richard O. Jones	Defined Benefit Plan	7	$63,529	—

Paul A. Maisch	Defined Benefit Plan	8	$50,722	—

Column Notes:

(d)	The present value of each Named Executive Officer’s accrued benefits were calculated as of the measurement date for the Defined Benefit Plan in the year ending September 30, 2011, pursuant to FASB Accounting Standards Codification Topic 715, as applied for purposes of our audited financial statements. For information about the assumptions used in these calculations, see note 12(f) to the audited financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2011

Nonqualified Deferred Compensation for Named Executive Officers

Provident maintains the SERP, a non-qualified supplemental retirement benefits plan. The purpose of the SERP is to make up for benefits that would otherwise be payable under the Defined Benefit Plan, the Provident Bank 401(k) Plan and the Provident Bank Employee Stock Ownership Plan if the Code limitations did not apply. At the end of 2008, the SERP was split into two plans — the 1995 Supplemental Executive Retirement Plan (the “1995 SERP”) and the 2005 Supplemental Executive Retirement Plan (the “2005 SERP”) — in order to facilitate compliance with certain tax law requirements under Section 409A of the Code. The 1995 SERP covers benefits accrued by participants through December 31, 2004, while the 2005 SERP covers benefits accruing after that time.

A participant in the SERP who has accrued benefits in the Defined Benefit Plan is eligible for a retirement benefit (a “supplemental retirement benefit”) generally equal to the difference between (a) the annual benefit the executive would have received under the Defined Benefit Plan if the amount of benefits were computed without giving effect to the limitations on our tax-qualified plans under the Code and (b) the annual benefit actually payable to the executive under the terms of the Defined Benefit Plan. For purposes of calculating a participant’s supplemental retirement benefit, any compensation or fees deferred by the participant as an officer or director of Provident is counted as the participant’s compensation for the year to which the deferred compensation or fees relate.

Unless otherwise elected by a participant, supplemental retirement benefits accrued under the 1995 SERP generally are payable at the same time and in the same benefit form as the participant’s benefit under the Defined Benefit Plan is payable. A participant’s accrued supplemental retirement benefits under the 2005 SERP are generally payable following a participant’s separation from service (unless otherwise elected by the participant) in the form elected by the participant. For “specified employees” under Code Section 409A, however, payments due under the 2005 SERP upon a separation from service cannot be made before the date that is six months following separation from service and must be delayed until then. Each of the Named Executive Officers is a specified employee under Code Section 409A.

A participant’s supplemental retirement benefit under the 2005 SERP is adjusted for hypothetical earnings if the participant elects to receive his or her benefit in installments beginning onthe date that the first installment of the benefit is paid. For periods after January 1, 2009, the benefits are adjusted for deemed earnings at a “default rate” (the rate earned in a money market fund designated by the committee administering the plan), or, if elected by a participant, based on one or more hypothetical investments in investment options authorized by the committee. For periods after January 1, 2009, those hypothetical investment options consisted of short-term fixed income, balanced asset allocation, large U.S. equity, small/mid U.S. equity, international equity, and Provident Bank certificates of deposit. All participants are permitted to select certificates of deposit or other investment alternatives, including Mutual Funds that are available under the 401(k) plan. Named Executive Officers who invested in certificates of deposit earned interest rates ranging from 0.349 % to 2.469%. The other Named Executive Officers who invested in mutual funds earned rates of return ranging from (8.13)% to 1.91% .

The SERP also provides for “supplemental 401(k) benefits” and “supplemental ESOP benefits” to compensate executives for benefits that would otherwise be payable due to Code limitations under the Provident Bank Retirement Savings Plan (the “401(k) Plan”) and the Provident Bank Employee Stock Ownership Plan (the “ESOP”). For purposes of calculating a participant’s supplemental 401(k) benefit, any compensation or fees deferred by the participant as an officer or director of Provident is counted as the participant’s compensation for the year to which the deferred compensation or fees relate. In the case of supplemental 401(k) benefits, and supplemental ESOP benefits under the 2005 SERP, amounts are payable only to the same extent that a participant is vested in his or her benefits under the 401(k) plan or ESOP (as applicable).

Supplemental 401(k) benefits accrued under the 1995 SERP generally are paid in ten annual installments following separation from service (unless otherwise elected by the participant). Supplemental ESOP benefits accrued under the 1995 SERP are paid at the same time and in the same benefit form as the participant’s benefit under the ESOP. The time and form of payment of supplemental 401(k) benefits and supplemental ESOP benefits accrued under the 2005 SERP are generally determined in the same manner as described above for supplemental retirement benefits accrued under the 2005 SERP.

Amounts accrued as supplemental 401(k) benefits and supplemental ESOP benefits (whether under the 1995 SERP or 2005 SERP) are adjusted for deemed earnings in the same manner as described above with respect to supplemental retirement benefits accrued under the 2005 SERP (except that supplemental 401(k) benefits and supplemental ESOP benefits are adjusted for deemed earnings as they accrue, without regard to form of payment).

Supplemental benefits under the SERP, including the supplemental retirement benefits described under “Pension Benefits”, are generally paid in cash. All obligations arising under the SERP, including the supplemental retirement benefits described under “Pension Benefits”, are payable from the general assets of Provident, although Provident has established a rabbi trust to help pay benefits under the SERP. The assets of the trust are at all times subject to the claims of Provident’s general creditors. It is Provident’s current policy not to fund the rabbi trust with Company common stock.

The following table sets forth information regarding amounts accrued by the Named Executive Officers as of September 30, 2011 under each defined contribution or other plan of Provident that provides for the deferral of compensation on a non tax-qualified basis.

NON-QUALIFIED DEFERRED COMPENSATION FISCAL YEAR 2011

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ( $) (e)	Aggregate Balance at Last FYE ($) (f)
Jack Kopnisky	$—	$—	$—	$—	$—
George Strayton	$—	$49,516	($135,338)	($431,524)	$739,666
Daniel G. Rothstein	$—	$9,769	$1,709	$—	$189,912
Richard O. Jones	$—	$7,210	($1,650)	$—	$30,420
Stephen G. Dormer	$—	$6,991	($8,745)	$—	$73,646
Paul A. Maisch	$—	$7,190	$286	$—	$29,479

Footnote:

(1)	For Mr. Strayton, the amount also includes a balance of $405,069 held in the Director's Deferred Compensation Plan.

Column	Notes:

(c)	Amounts in this column are included in the All Other Compensation Table, of the Summary Compensation Table, under “Supplemental Executive Retirement Plan”.

(d)	Amounts in this column do not reflect an above-market rate. For Mr. Strayton, it also includes the earnings on funds held in the Director’s Deferred Compensation Plan.

(e)	Represents the distribution amount of Pre 409(A) supplemental ESOP benefit. This amount is also included in the All Other Compensation table, of the Summary Compensation Table, under “Supplemental Executive Retirement Plan Distribution”.

Employment Agreements and Potential Payments upon Termination or Change in Control

On June 20, 2011, we entered into a two-year employment agreement with Mr. Kopnisky that will provide him an annual base salary of $550,000 and a target annual bonus of 50% (with a range of 0% to 200% based on performance) of his base salary under the Company’s Executive Officer Management Incentive Program. The agreement provides that the base salary will be reviewed at least annually and may be increased, but not reduced without Mr. Kopnisky’s consent.

In addition to an annual salary and bonus, the agreement provides for Mr. Kopnisky to be entitled to (a) participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health, dental, disability long-term care and any other employee benefit plans and (b) reimbursement for the initiation fee for membership in a country club in the Bank’s market area.

Pursuant to the employment agreement, Provident may terminate Mr. Kopnisky’s employment at any time for “cause,” in which event he would have no right to receive compensation or other benefits for any period after termination. “Cause” is defined to include Mr. Kopnisky’s failure to substantially perform his duties and his material breach of the employment agreement.

If the Company terminates Mr. Kopnisky without “cause,” or Mr. Kopnisky voluntarily resigns for “good reason” (defined to include a material adverse change in his duties or responsibilities or the Company’s or the Bank’s material breach of the agreement), then Mr. Kopnisky is entitled to severance pay in the amount of two times the sum of his base salary immediately prior to termination and his target bonus for that year. However, if Mr. Kopnisky’s termination occurs within eighteen months after a change in control, he is entitled to severance pay in the amount of three times the sum of his base salary immediately prior to termination and his target bonus for that year. Mr. Kopnisky’s agreement also provides for eighteen monthly payments of premiums for post-employment insurance under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and accelerated vesting of stock options and restricted stock awards. These payments and benefits would be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 280G of the Internal Revenue Code if such reduction would result in Mr. Kopnisky receiving greater compensation and benefits on an after-tax basis.

Mr. Kopnisky’s agreement provides that, for a period of one year following the date of his termination of employment, Mr. Kopnisky may not compete with Provident Bank or solicit any of the Company’s or Bank’s customers or employees. In the event of a change in control, the non-compete and non-solicit provisions do not apply. These provisions can be waived with the written consent of the Company. Mr. Kopnisky’s entitlement to any severance payments or benefits is subject to his compliance with these non-solicitation and non-competition requirements.

We provide employment agreements to each of the Named Executive Officers. In July 2011, the evergreen feature of the employment agreements was phased out. At September 30, 2011, the agreements had a remaining term of nine months for Mr. Rothstein and twenty-two months for Messrs. Dormer, Maisch, and Jones. Mr. Strayton retired on July 5, 2011 and agreed to certain limited severance payments in lieu of severance benefits under his employment agreement, pursuant to a letter agreement with Provident and Provident Bank entered into on June 20, 2011.

Under the agreements, each Named Executive Officer receives a base salary. The base salary is reviewed at least annually and may be increased, but not decreased without the executive’s prior written consent. For each calendar year beginning after a change in control (as defined below) of Provident Bank or Provident New York Bancorp, the Named Executive Officers’ annual salaries will be increased by a formula set forth in the agreements.

In addition to an annual salary, each Named Executive Officer is entitled to participate in the Company’s bonus and incentive compensation programs, equity compensation programs, retirement plans, and group life, health, dental and disability plans. Gross up provisions for “excess parachute payments” under Internal Revenue Code Section 280G are provided in ongoing agreements for Mr. Rothstein only.

Pursuant to their employment agreements, Provident may terminate the Named Executive Officers’ employment at any time for “cause,” in which event the executives would have no right to receive compensation or other benefits for any period after termination. Termination for “cause” may occur when an executive performs dishonest acts intended to benefit the executive personally, repeatedly fails to perform his duties and responsibilities, or is convicted of a serious crime.

In certain circumstances, the Named Executive Officers are entitled to severance pay. These circumstances include: (1) the executive’s voluntary resignation within one year following a demotion in title or duties or change in control; (2) Provident’s termination of employment for any reason other than for cause; or (3) total and permanent disability.

The definition of change in control differs depending on whether or not payment under the agreement is deferred compensation subject to Code Section 409A.

When payments are not subject to Code Section 409A, a change in control includes:

•	a change in control of a nature that would be required to be reported in response to Item 2.01of the current report on Form 8-K; or

•	a change in control of the Bank or the Company within the meaning of the Home Owners’ Loan Act, as amended, and applicable rules and regulations promulgated thereunder; or

•

certain other events involving the acquisition or potential acquisition of substantial amounts of the Company’s stock, significant changes in the composition of the Board, or events relating to fundamental changes where the Company is not the surviving institution.

Where the payments are subject to the deferred compensation restrictions under Code Section 409A, a change in control includes:

•	a change in the ownership of Provident Bank or the Company;

•	a change in the effective control of Provident Bank or the Company; or

•	a change in the ownership of a substantial portion of the assets of Provident Bank or the Company.

Under any of those circumstances, the executive’s severance package includes:

•	a lump sum payment of the executive’s present value of salary for the remaining unexpired term of agreement (for three years in the event of a change in control) offset by any disability payments;

•	continuation of life, health and disability insurance benefits for the remaining unexpired term of agreement (for three years in the event of a change in control);

•

a lump sum payment of the additional benefits the executive would have accrued on service through the remaining unexpired term of agreement (for three years in the event if a change in control) Provident Bank’s Defined Benefit Pension Plan, 401(k) Plan, Employee Stock Ownership Plan and Supplemental Executive Retirement Plan;

•

a lump sum payment calculated by multiplying the average of prior years’ incentive compensation earned by a specified number (Mr. Rothstein is entitled to lump sum payments equal to three times the average of the prior three years’ incentive compensation earned; Messrs.Maisch and Jones are entitled to lump sum payment equal to two times the average of the prior two years’ incentive compensation earned);

•

vesting of stock options in accordance with the terms of the plan under which they were granted, except if employment follows a change in control, then all stock or stock-based awards will be fully vested; and

•

reimbursement in the event the executive is subject to an excise tax on payments made under the agreement in connection with a change in control or if severance benefits are reduced due to any regulatory restrictions (Mr. Rothstein only).

Legal restrictions may limit or delay the payment of severance benefits under the agreements.

In the event that the Named Executive Officer’s employment terminates on account of death, voluntary resignation without good reason, or retirement, Provident must pay the executive his earned but unpaid salary as of the date of termination, and provide benefits to which he is entitled as a former employee under Provident’s employee benefit plans and programs and compensation plans and programs.

Each agreement provides that, for a period of one year following the date of his termination of employment, the Named Executive Officer shall not compete with Provident Bank nor shall he solicit any customer or employee to cause them to terminate any relationship with Provident Bank or the Company. In the event of a change in control, the non-compete provision does not apply. These provisions can be waived with the written consent of the Company. Additionally, the agreements provide that the Named Executive Officers must reasonably cooperate with Provident in the event that litigation is brought against Provident or its subsidiaries (provided that the litigation is not between the executive and Provident). No duration is specified for the cooperation provision. All payments and benefits to the Named Executive Officers are subject to their compliance with these non-solicitation, non-competition, and cooperation provisions of their employment agreements.

Under the June 20, 2011 letter agreement between the Company, Provident Bank and Mr. Strayton, Mr. Strayton retired as President and CEO of the Company and Provident Bank, and Provident and Provident Bank agreed that the Bank will pay Mr. Strayton $340,341 and a bonus of $441,820 (75% of his then base salary), each in a lump sum on January 5, 2012, in lieu of any rights Mr. Strayton has under his employment agreement, the Executive Officer Incentive Plan or otherwise in connection with his retirement and termination of employment, other than vested rights under Provident Bank’s plans.

The amounts payable by Provident to each executive officer in the event of termination, death or disability, or retirement, are set out in the following chart assuming the event occurred on September 30, 2011.

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JACK KOPNISKY, PRESIDENT AND CEO

Event (a)	Severance Payment (b)	Early Vesting of Stock Awards ($) (c)	Early Vesting of Performance Based Stock Awards ( d )	Early Vesting of Stock Options ($) (e)	Medical ($) (f)	Total ($) (g)

Termination—Change in Control	$2,475,000	$171,981	$5,465	—	$32,184	$2,684,630

Termination With Bank Liability or Resignation For Good Reason	$1,650,000	$171,981	$5,465	—	$32,184	$1,859,630

Termination Without Bank Liability—For Cause or Voluntary Resignation	—	—	—	—	—	—

Death/Disability	—	$171,981	$5,465	—	—	$177,446

Retirement	—	—	—	—	—	—

Column Notes:

(b)	Under a termination upon or within eighteen months after a change in control, the amount is equal to the product of three (3) and the sum of executive’s base salary immediately prior to the termination of employment and the amount of executive’s target bonus for the fiscal year. Under termination with bank liability or resignation by executive with good cause, the amount is equal to the product of two (2) and the sum of executive’s base salary immediately prior to the termination of employment and the amount of executive’s target bonus for the fiscal year.

(c)	All outstanding unvested shares of restricted stock would become vested pursuant to the plan upon (i) Change in control and (ii) resignation for good reason (iii) death or disability and (iv) retirement. Mr. Kopnisky will not be eligible for early vesting under retirement.

(d)	In the event of termination due to death, disability or retirement, each target performance condition with a measurement period that has not ended by the date of termination will be considered satisfied, and the performance based stock will vest on a pro rata basis based on the number of days during the scheduled vesting period during which the executive was employed (87 days) relative to the total number of days (1,095) during scheduled vesting period.

(e)	Outstanding unvested stock options would become vested upon a change in control. In the event of death, disability or retirement, the portion of the stock scheduled to vest in the calendar year of termination and in the following calendar year, will become immediately vested. Mr. Kopnisky will not be eligible for early vesting under retirement. The figures shown include the excess, if any, of $5.82 per share, the closing price of Provident’s common stock on September 30, 2011, over the exercise price of any options that are vested upon the event in question.

(f)	The amount represents premiums for 18 months of medical group health coverage equal to monthly COBRA premium for the level of coverage in effect for the executive under Provident Bank’s group health plan as of September 30, 2011. Present values for purposes of this table have been calculated using a discount rate of 0.26%, the short-term applicable federal rate for monthly accrual for September 2011, as published by the Internal Revenue Service in Revenue Ruling 2001-20.

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OTHER EXECUTIVE OFFICERS

Event (a)	Base Salary ($) (b)	Incentive Compensation ($) (c)	Early Vesting of Stock Options ($) (d)	ESOP ($) (e)	401k ($) (f)	SERP ($) (g)	Medical ($) (h)	Exec Life ($) (i)	Gross up for Excise Tax (j)	Other (k)	Total ($) (l)
Termination—Change in Control

Daniel G. Rothstein	$974,173	$143,759	—	$11,956	$44,223	$29,190	$18,746	$89,613	—	—	$1,311,660

Richard O. Jones	$888,273	$ 84,379	—	$11,956	$44,521	$21,544	$50,164	$54,625	—	—	$1,155,462

Stephen G. Dormer (1)	$878,849	$ 83,677	—	$11,956	$44,521	$20,889	$55,180	$36,384	—	—	$1,131,456

Paul A. Maisch	$885,916	$ 84,200	—	$11,956	$44,521	$21,484	$50,164	$64,971	—	—	$1,163,212

Termination With Bank Liability/Disability

Daniel G. Rothstein	$217,163	$143,759	—	$2,998	$11,013	$7,319	$4,247	$21,319	—	—	$407,818

Richard O. Jones	$483,354	$ 84,379	—	$7,317	$27,132	$13,185	$29,047	$32,489	—	—	$676,903

Stephen G. Dormer (1)	$478,226	$ 83,677	—	$7,317	$27,132	$12,785	$31,952	$22,235	—	—	$663,324

Paul A. Maisch	$482,071	$ 84,200	—	$7,317	$27,132	$13,149	$29,047	$39,705	—	—	$682,621

Termination Without Bank Liability—For Cause or Voluntary Resignation	—	—	—	—	—	—	—	—	—	—	—

Death

Daniel G. Rothstein	—	—	—	—	—	—	—	—	—	—	—

Richard O. Jones	—	—	—	—	—	—	—	—	—	—	—

Stephen G. Dormer	—	—	—	—	—	—	—	—	—	—	—

Paul A. Maisch	—	—	—	—	—	—	—	—	—	—	—

Retirement

George Strayton	—	—	—	—	—	—	—	—	—	$782,161	$782,161

Daniel G. Rothstein	—	—	—	—	—	—	—	—	—	—	—

Richard O. Jones	—	—	—	—	—	—	—	—	—	—	—

Stephen G. Dormer	—	—	—	—	—	—	—	—	—	—	—

Paul A. Maisch	—	—	—	—	—	—	—	—	—	—	—

*	All Stock awards and stock options are fully vested.

Footnote:

(1)	Mr. Dormer separated from service on October 13, 2011.

Column Notes:

(b)	These amounts represent the present value of base salary at a discount rate of 0.26% (the short-term applicable federal rate for monthly accrual for September 2011, as published by the Internal Revenue Service in Revenue Ruling 2001-20) that the officers would have earned for continued service for the remaining unexpired term under his employment agreement (9 months for Mr. Rothstein and 22 months for Messrs. Jones, Dormer and Maisch) on termination on disability or with bank liability in the absence of a change in control, or for a term of 36 months (with annual salary increases of 6%) on termination on or following a change in control.

(c)	These amounts represent lump sum payments equal to three times the average of the prior three years' bonus amounts earned under the incentive plan for Mr. Rothstein and two times the average of the prior two years' bonus amounts earned for Messrs. Jones, Dormer and Maisch, in each case pursuant to the officer’s employment agreement.

(d)	Mr. Rothstein and Mr. Dormer are eligible for accelerated vesting of stock options on retirement. All outstanding unvested stock options would become vested pursuant to the terms of the option plans upon a change in control. In the event of termination for death, disability or retirement, the portion of the stock scheduled to vest in the calendar year of termination or the following calendar year will vest immediately. The figures shown include the excess, if any, of $5.82 per share, the closing price of Provident’s common stock on September 30, 2011, over the exercise price of any options that are vested upon the event in question.

(e)	These amounts represent the present values of ESOP contributions at a discount rate of 0.26% that Provident Bank would have made on the officer’s behalf for his continued service for the remaining unexpired term under his employment agreement (9 months for Mr. Rothstein and 22 months for Messrs. Jones, Dormer and Maisch) on termination on disability or with bank liability in the absence of a change in control, or for a term of 36 months on termination on or following a change in control.

(f)	These amounts represent the present values of 401(k) match and profit sharing contributions at a discount rate of 0.26% that Provident Bank would have made on the officer’s behalf for his continued service for the remaining unexpired term under his employment agreement (9 months for Mr. Rothstein and 22 months for Messrs. Jones, Dormer and Maisch) on termination on disability or with bank liability in the absence of a change in control, or for a term of 36 months on termination on or following a change in control.

(g)	These amounts represent the present values of the additional lump sum benefits the officers would have accrued under the SERP for continued service for the remaining unexpired term under his employment agreement (9 months for Mr. Rothstein and 22 months for Messrs. Jones, Dormer and Maisch) on termination on disability or with bank liability in the absence of a change in control, or for a term of 36 months on termination on or following a change in control.

(h)	These amounts represent the premiums of medical group health coverage for each officer with premiums shared by the bank and the officer for the remaining unexpired term under his employment agreement (9 months for Mr. Rothstein and 22 months for Messrs. Jones, Dormer and Maisch) on termination on disability or with bank liability in the absence of a change in control, or for a term of 36 months on termination on or following a change in control. The executive is responsible for 30% of the premium. Premium cost increases of 10% per year have been included.

(i)	These amounts represent the premiums of executive life insurance coverage for each officer for the remaining unexpired term under his employment agreement (9 months for Mr. Rothstein and 22 months for Messrs. Jones, Dormer and Maisch) on termination on disability or with bank liability in the absence of a change in control, or for a term of 36 months on termination on or following a change in control. Premium cost increases of 10% per year have been included.

(j)	Payments in connection with a change in control may be subject to the limits on deductions and excise taxes on excess parachute payments under sections 280G and 4999 of the Code. Under those Code sections, if severance and other payments in connection with a change of control equal or exceed three times an executive’s “base amount” (generally, the executive’s average Form W-2 compensation over the past five years), then amounts in excess of one times the executive’s base amount generally are “excess parachute payments.” Excess parachute payments are subject to a 20% Federal excise tax and are also not deductible by the employer. The employment agreement in effect for Mr. Rothstein provides that Provident New York Bancorp will indemnify him for the 20% Federal excise tax. At September 30, 2011, potential payments to Mr. Rothstein in connection with a Change in Control would not have reached the “three times” threshold under the Code’s excess parachute rules.

(k)

It represents retirement payout to Mr. Strayton paid on January 5th, 2012, pursuant to the terms of his retirement agreement as previously reported on Form 8-k dated June 20th, 2011. The breakdown of this payment is as follows:

1)	A lump sum cash payment of $340,341 in recognition of termination of his employment prior to the scheduled expiration of his employment agreement and voluntarily foregoing certain prior compensation awards and payments from the Company.

2)	A lump sum cash bonus in the amount of $441,820 in acknowledgement of his record of accomplishment with the Bank and the Bank’s performance during his tenure.

Present values for purposes of this table have been calculated using a discount rate of 0.26%, the short-term applicable federal rate for monthly accrual for September 2011, as published by the Internal Revenue Service in Revenue Ruling 2001-20.

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Compensation of Directors

DIRECTOR COMPENSATION

FISCAL YEAR 2011

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Values and Non Qualified Deferred Compensation Earnings ($) (3) (f)	All Other Compensation ($) (g)	Total ($) (h)

William Helmer - Chairman	$116,900	—	—	—	$ 0	—	$116,900

Dennis Coyle	$57,400	—	—	—	$5,414	—	$62,814

Navy Djonovic	$39,700	—	—	—	—	—	$39,700

Judith Hershaft	$42,700	—	—	—	$ 0	—	$42,700

Thomas Jauntig	$48,400	—	—	—	—	—	$48,400

Thomas Kahn	$43,700	—	—	—	$ 0	—	$43,700

Michael Kennedy	$55,900	—	—	—	—	—	$55,900

Victoria Kossover	$45,900	—	—	—	—	—	$45,900

Donald McNelis	$42,700	—	—	—	$ 0	—	$42,700

Carl Rosenstock	$48,700	—	—	—	$ 0	—	$48,700

William Sichol (1)	$39,333	—	—	—	$ 0	—	$39,333

Burt Steinberg	$50,900	—	—	—	$ 0	—	$50,900

George Strayton (2)	$12,100	—	—	—	—	—	$12,100

Footnotes:

(1)	Mr. Sichol retired from the Board as of August 25, 2011

(2)	Mr. Strayton retired as the President and CEO on July 5, 2011 and continued as a director as of July 6, 2011.

(3)	The actuarial change in the present value of Messrs. Helmer’s, McNelis’, Rosenstock’s, Sichol’s, and Steinberg’s and Ms. Hershaft’s benefits under these plans declined in the year ending September 30, 2011 by $4,259, $115,978, $485, $$123,668, $15,784 and $$1,095, respectively.

The following table represents the outstanding equity awards and options for each director as of fiscal year end September 30, 2011:

OUTSTANDING EQUITY AWARDS AND OPTIONS AS OF FISCAL YEAR 2011

	Option Awards	Stock Awards (RRPs)
Name (a)	Underlying Unexercised Options (#) (b)	Number of Shares of Stock that have not Vested (#) (c)

William Helmer - Chairman	46,100	—

Dennis Coyle	46,100	—

Judith Hershaft	46,100	—

Thomas Jauntig	46,100	—

Thomas Kahn	46,100	—

Michael Kennedy	46,100	—

Victoria Kossover	46,100	—

Donald McNelis	46,100	—

Carl Rosenstock	46,100	—

William Sichol (1)	46,100	—

Burt Steinberg	46,100	—

George Strayton	—	—

(1)	Mr. Sichol retired from the Board as of August 25, 2011.

Director Compensation

Fees. Directors of the Company receive an annual retainer fee of $24,000. Chairman Helmer receives a retainer fee of $85,000. Directors also receive a fee of $1,200 per board meeting attended and $500 per committee meeting attended. The chairman of each committee (with the exception of Chairman Helmer) receives an additional $2,000 per year (with the exception of the Audit Committee Chairman who receives $4,000 per year). Directors who are also employees of the Company are not eligible to receive any fees for their service as a Director.

Stock Awards and Stock Option Grants. In the year ending September 30, 2011, no shares of Common Stock were awarded and no stock options were granted to Directors. (Director options granted under the 2000 plan have a reload feature.) A reload option represents an additional option to acquire the same number of shares of Common Stock as used to pay for the original option. A reload is subject to all of the same terms and conditions as the original option except that (i) the exercise price of the shares of Common Stock subject to the reload option is determined at the time the original option is exercised and (ii) such reload option conforms to all provisions of the related stock option plan at the time the original option is exercised.

Deferred Compensation Agreements. Provident has entered into non-qualified deferred compensation agreements for the benefit of each of its Directors who elect to defer all or a portion of their board fees earned during a calendar year. The deferred compensation agreements provide that a director who is also an employee may defer receipt of all or a portion of the incentive compensation paid to him or her in the person’s capacity as an employee during the year. Subject to some limitations imposed by established law, rules, and procedures, each director may express to the Committee appointed to administer the agreement a preference as to how the director’s deferral account should be invested. A portion of each director’s deferral account may be invested in phantom shares of common stock.

When a director reaches age 75, the director’s account is generally paid to him or her in quarterly installments continuing for five years. A director may ask to receive distributions from his or her account prior to age 75, or that such distributions be paid over a longer period of time of not more than ten years. In the event of the director’s death, the account would be paid to the director’s designated beneficiary in the same manner as it would otherwise have been paid to the director, if living, commencing in the first calendar quarter after death. A director may also request an early distribution from his or her account in the event the director suffers a hardship. The granting of a hardship distribution is within the sole discretion of the Board of Directors and any hardship distribution is limited to the amount reasonably necessary to meet the hardship. Upon a change in control, a director may elect cash distribution of any amounts invested under the plan in phantom shares of common stock.

All obligations arising under the deferred compensation agreements are payable from Provident’s general assets; however, Provident has established a rabbi trust to help ensure that sufficient assets will be available to pay the benefits under the deferred compensation agreements. The investments under the deferred compensation agreements, as well as the distributions to the participating directors, are handled by an independent trustee, which holds and accumulates the assets set aside to pay the benefits under the agreements.

Transactions with Certain Related Persons

A number of our directors and officers and certain business organizations associated with them have been customers of our banking and other subsidiaries. During the year ended September 30, 2011, all extensions of credit to these persons, which are made only by Provident Bank, have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features.

Provident Bank leases one of its branch offices from Director Dennis L. Coyle. The lease calls for monthly rental payments, which totaled approximately $54,385 for the last fiscal year, with annual increases of 3% per year until maturity in 2014. In addition, the Bank is responsible for 4/9 of all real estate taxes and certain common charges associated with the property. During the fiscal year ended September 30, 2011, these additional amounts were approximately $19,195. Provident Bank has exercised its option to renew for an additional 5 years to expire on April 30, 2014.

During the year ended September 30, 2011, $406,238 in legal fees were paid to the law firm of Freeman & Loftus, RLLP for services rendered on behalf of Provident New York Bancorp and Provident Bank, the majority of which are fees paid by borrowers in the ordinary course of business for loans originated by Provident Bank. Former director William R. Sichol is the brother-in-law of a partner of that law firm. Mr. Sichol retired as director as of August 25, 2011.

We have adopted written policies to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their related interests. Regulation O is made applicable to Provident Bank by provisions of the Home Owners’ Loan Act and the regulations of the Office of Thrift Supervision. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of Directors of Provident Bank.

Consistent with the Company’s Code of Ethics, proposed transactions with related persons are disclosed to the Nominating and Corporate Governance Committee of the Board of Directors, which must approve such transactions to the extent required under the Code of Ethics. The director or executive officer is required to disclose all non-privileged information the person has, and thereafter may not partake in any decision-making process. The Nominating and Corporate Governance Committee evaluates the transaction, and may approve, reject, or set other conditions in its discretion. To qualify for approval, a transaction must be on the same terms, conditions, and costs as would be reasonable if entered into with an unrelated third party. In the case of a proposed transaction with or related to a director, the Nominating and Corporate Governance Committee will also consider the effect, if any, the transaction would have on the independence of the director.

PROPOSAL II – NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14(a) of the Securities Exchange Act of 1934, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the Company’s executive compensation, as described above under “Compensation Discussion and Analysis,” the compensation tables and narrative discussions of Named Executive Officer compensation in this proxy statement. Consistent with the voting results for this proposal at last year’s annual meeting, the Board determined that an advisory vote to approve executive compensation would be conducted annually.

The Board of Directors recommends the approval of its executive compensation proposal. It believes the Company’s compensation programs are centered on a pay for performance culture and are strongly aligned with the long-term interests of stockholders. The Company’s goal for its executive compensation program is to reward executives who provide leadership for and contribute to our financial success. This proposal, commonly referred to as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse Provident New York Bancorp’s executive pay program through the following non-binding resolution:

“RESOLVED, that the compensation of Provident New York Bancorp's Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures, is hereby approved.”

This is an advisory vote only, and neither the Company nor the Board of Directors will be bound to take action based upon the outcome. The Board of Directors and the Compensation Committee will consider the vote of the stockholders when considering future executive compensation arrangements.

PROPOSAL III – APPROVAL OF THE PROVIDENT NEW YORK BANCORP 2012 STOCK INCENTIVE PLAN

In December 2004, our Board of Directors adopted the Provident Bancorp, Inc. 2004 Stock Incentive Plan (the “2004 Plan”), which was approved by our stockholders in February 2005. We are now seeking stockholder approval for the Provident New York Bancorp 2012 Stock Incentive Plan (the “2012 Plan”). Provided below is a summary of reasons for adopting and seeking stockholder approval for the 2012 Plan. The following summary is qualified in its entirety by the full text of the plan document. The plan document is included with this Proxy Statement as Appendix “A” and is incorporated by reference into this proposal.

Why We Are Asking for Stockholder Approval

The 2004 Plan is the only equity compensation plan allowing new awards for our directors, officers and employees. Our stockholders approved the issuance of up to 2,796,220 shares of our common stock for stock options and other equity awards under the 2004 Plan, including 1,997,300 shares on exercise of stock options or stock appreciation rights and 798,920 shares for restricted stock awards. As of December 20, 2011, we have the ability to issue up to only 8,120 more shares on exercise of stock options or stock appreciation rights and 136,607 shares for restricted stock awards.

We are asking our stockholders to approve the 2012 Plan so that we will be able to continue to grant stock-based compensation to our directors, officers and employees. The 2012 Plan would permit the grant of stock options, stock appreciation rights, restricted stock (both time-based and performance-based), restricted stock units, performance units, deferred stock and other stock-based awards for up to 3,044,727shares of our common stock, including the 144,727 shares remaining under the 2004 Plan. Most of the companies with which we compete for directors and officers are public companies that offer stock awards as part of their director and officer compensation packages. By approving the 2012 Plan, our stockholders will give us the flexibility we need to continue offering a competitive compensation package that is linked to our stock price performance to attract and retain highly qualified directors and officers.

As a NYSE listed company, we are required to seek the approval of our stockholders before implementing an equity compensation plan or amending an existing plan to increase the number of shares of our common stock that may be issued as compensation. Stockholder approval will also preserve our ability to deduct the expense of certain awards for federal income tax purposes.

If We Do Not Receive Stockholder Approval We Will Not Implement the 2012 Plan

If our stockholders do not approve the 2012 Plan, it will not be implemented. In this event, the 2004 Plan will continue on the terms approved by stockholders in 2005. In this event, we expect that our Board of Directors may consider substituting other forms of compensation to assure that our compensation packages for officers and directors are appropriate to recruit, retain, compensate and provide appropriate incentives for these individuals.

Purpose of the 2012 Plan

The purpose of the 2012 Plan is to promote Provident New York Bancorp’s growth and profitability, to provide certain key officers, employees and directors of our company and our affiliates with incentives to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in our company.

Material Provisions of the 2012 Plan

Administration. Initially, the 2012 Plan will be administered by a committee appointed by our Board of Directors consisting of the members of the Compensation Committee of our Board of Directors. The administrative committee will consist of not less than two non-employee members of the Board of Directors. The administrative committee has broad discretionary powers in administration of the plan. The Board of Directors, or those directors who satisfy NYSE independence standards, may exercise any power or discretion conferred on the administrative committee. The administrative committee may delegate its powers and duties under the 2012 Plan to subcommittees of its members. The administrative committee may also authorize one or more executive officers to determine eligibility and awards for employees who are not officers or directors. Any resolution authorizing a subcommittee or officer to determine awards must limit the total number of shares the subcommittee or officer may award and the amounts and forms of consideration to be awarded.

Stock Subject to the 2012 Plan. We will at all times reserve and keep available such number of shares as may be required to meet the needs of the 2012 Plan. Initially, a maximum of 2,900,000 shares of our common stock, representing approximately 7.6% of the shares outstanding on the record date, may be issued in settlement of awards under the 2012 Plan. As of December 20, 2011, the aggregate fair market value of the shares to be reserved under this 2012 Plan was $19,256,000 based on the closing sales price per share of our common stock of $6.64 on the New York Stock Exchange (NYSE) on that date. On each grant of a stock option or stock appreciation right, each share underlying the award will be counted as 1 share against this limit. On each grant of any other 2012 Plan award, each share underlying the award will be counted as 3.6 shares against this limit. To the extent that an outstanding award under the 2004 Plan or a future award under the 2012 Plan does not result in the actual issuance of shares, the unissued shares will be added back to the pool of available shares for the 2012 Plan, at the same rates described above. An award fails to result in the actual issuance of shares when it does not vest, when a stock option or stock appreciation right is not exercised or when an award is settled in cash, among other reasons. Unissued shares will not be added back to the pool if they are withheld from an award or returned to us to pay any exercise price of a stock option or any tax withholding obligation for an award, or if they are not issued on exercise of a stock appreciation right.

Substitute Awards. The 2012 Plan also allows for substitute awards that can be issued with respect to an equity plan of any company acquired by Provident New York Bancorp or a subsidiary. These substitute awards may be issued in Provident New York Bancorp’s assumption of or substitution for outstanding awards under the acquisition’s equity plan, or to issue new awards with respect to shares authorized under such a plan to individuals who were not directors of employees of Provident New York Bancorp or a subsidiary prior to such acquisition.

Eligibility. The administrative committee (or its delegates) selects the people who may participate in the 2012 Plan. Any key employee or non-employee director of Provident New York Bancorp, Provident Bank, or any other subsidiary, may be selected to participate. As of December 20, 2011, there were 533 officers and employees and 12 non-employee directors eligible to be selected for participation.

Terms and Conditions of Awards. The administrative committee may, in its discretion, grant any or all of eight types of equity-linked awards to eligible individuals: stock options, stock appreciation rights, restricted stock (both time-based and performance-based), restricted stock units, performance units, deferred stock and other stock-based awards. The administrative committee will, in its discretion, determine the type of awards made and establish other terms and conditions applicable to the award. In setting terms and conditions, it must observe the following restrictions:

•	It may not grant awards covering more than 533,000 shares to any one individual in any one calendar year.

•	It may not grant awards other than stock options or stock appreciation rights covering more than 116,000 shares to any one individual in any one calendar year.

•	It may not grant an award that is not denominated in, or measured based on the value or change in value of, shares, in an amount greater than $1,000,000 to any individual in any calendar year.

Stock Options. The administrative committee sets the terms and conditions of the stock options that it grants. In setting terms and conditions, it must observe the following restrictions:

•

It may not grant a stock option (other than an option which is a substitute award) with a purchase price that is less than the fair market value of a share of our common stock on the date it grants the stock option.

•	It may not grant a stock option with a term that is longer than 10 years.

The administrative committee may grant incentive stock options to officers and employees that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. The administrative committee may grant only non-qualified stock options to non-employee directors. Incentive stock options are subject to certain additional restrictions under the Code and the 2012 Plan. Unless otherwise designated by the administrative committee, options granted under the 2012 Plan will be exercisable for a period of ten years after the date of grant (or for a shorter period ending one year after termination of employment due to retirement, death or disability; three months after the option holder’s termination of employment without cause; or immediately on the option holder’s voluntary resignation or termination of employment for cause). The exercise period may be further extended (but not beyond a maximum option period of ten years) by up to three years in the event of a change in control and, in the event the option is scheduled to expire while a securities trading suspension is in effect or an option holder is prevented from exercising options due to applicable federal, state or local securities laws, until 90 days following the end of the suspension period.

Upon the exercise of an option, the exercise price must be paid in full. Payment may be made in cash, shares of our common stock already owned by the option holder for a period of over 6 months, in any combination of the foregoing, or through participation in a “cashless exercise” procedure involving a broker. Provident New York Bancorp may require payment in shares of common stock as described in the sentence above by provision in an award agreement or by other written notice that applies to exercises 6 months after notice is given. Vested options may be transferred prior to exercise only to certain family members and on death of the option holder. If permitted by the administrative committee, options may be exercised before they are vested; in this case, the shares issued upon exercise will carry a restrictive legend prohibiting transfer prior to the vesting date and requiring that the shares be returned to us in exchange for the lesser of the exercise price paid or the fair market value of the shares when returned if the vesting conditions are not satisfied.

Restricted Stock. As a general rule, shares of our common stock that are subject to a restricted stock award are held by the administrative committee for the benefit of the award recipient, or denominated as stock units representing the right to future delivery of shares until vested and, when vested, are transferred to the award recipient. Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the recipient will have the right to direct any voting rights and responses to any tender, exchange or other offer and receive any cash dividends or distributions, accruing any other dividends subject to vesting of the award. In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions.

Stock Appreciation Rights. A stock appreciation right affords the holder the right to receive, upon exercise, a payment in cash or shares of our common stock equal to the positive difference between the exercise price assigned to the right and the fair market value of a share of our common stock on the exercise date. The administrative committee sets the terms and conditions of the stock appreciation rights that it grants. In setting terms and conditions, it must observe the following restrictions:

•

It may not grant a stock appreciation right (other than a stock appreciation right that is a substitute award) with an exercise price that is less than the fair market value of a share of our common stock on the date it grants the stock appreciation right.

•	It may not grant a stock appreciation right with a term that is longer than 10 years.

The administrative committee may grant either tandem or stand-alone stock appreciation rights. Tandem stock appreciation rights are granted in tandem with and are exercisable on the same terms and conditions as a related stock option that is granted simultaneously. The exercise of a tandem stock appreciation right cancels the related option and the exercise of a related stock option cancels the tandem stock appreciation right. Tandem stock appreciation rights may only be settled in shares of our common stock. Unless otherwise designated by the administrative committee, stock appreciation rights granted under the 2012 Plan will be stand-alone stock appreciation rights and will be exercisable for a period of ten years after the date of grant (or for a shorter period ending one year after termination of employment due to retirement, death or disability; three months after the option holder’s termination of employment without cause; or immediately on the option holder’s voluntary resignation or termination of employment for cause).

Performance Awards. The administrative committee is authorized to award performance awards, which include performance-based restricted stock awards, restricted stock unit awards, performance unit awards and other stock-based awards (if designated as performance awards).

Performance Goals. In addition to, or in lieu of, service-based vesting requirements, performance awards will be subject to one or more performance goals established by the administrative committee that must be attained by the award recipient as a condition to retention of the shares. The performance goal(s) will be based on one or more of the following: (i) basic earnings per share; (ii) basic cash earnings per share; (iii) diluted earnings per share; (iv) diluted cash earnings per share; (v) net income; (vi) cash earnings; (vii) net interest income; (viii) non-interest income; (ix) general and administrative expense to average assets ratio; (x) cash general and administrative expense to average assets ratio; (xi) efficiency ratio; (xii) cash efficiency ratio; (xiii) return on average assets; (xiv) cash return on average assets; (xv) return on average stockholders’ equity; (xvi) cash return on average stockholders’ equity; (xvii) return on average tangible stockholders’ equity; (xviii) cash return on average tangible stockholders’ equity; (xix) total shareholder return; (xx) core earnings; (xxi) operating income; (xxii) operating efficiency ratio; (xxiii) net interest rate spread; (xxiv) loan production volume; (xxv) non-performing loans; (xxvi) cash flow; (xxvii) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; (xxviii) except in the case of our chief executive officer and our four other most highly paid executive officers named in the summary compensation table in our proxy statement (or anyone the administrative committee determines is reasonably likely to be such an individual), any other performance criteria established by the administrative committee; and (xxix) any combination of the foregoing.

Performance goals may be expressed on an absolute and/or relative basis, or a before- or after-tax basis, may be based on or otherwise employ comparisons based on internal targets, past performance and/or the past or current performance of other companies, may include or exclude any or all extraordinary or non-recurring items and may be applied on a consolidated basis or to individual business units, divisions or subsidiaries.

After setting the performance goals applicable to a performance award, the administrative committee may change them only in limited instances such as a change in control, stock split, stock dividend, merger, consolidation or reorganization, acquisition or disposition of a material business unit or infrequently occurring or extraordinary gain or loss. Under such circumstances, the administrative committee may adjust the performance goals in a manner designed to maintain as closely as practicable the previously established expected level of performance. Any such adjustments to the award opportunities or performance goals for our chief executive officer and our four other most highly paid executives named in the summary compensation table in our proxy statement (or anyone the administrative committee determines is reasonably likely to be such an individual) will comply with section 162(m) of the Code.

Attainment of the performance goals will be measured over a performance period of at least one year specified by the administrative committee when the award is made. If the performance period is not specified: (i) if the performance award is granted during the first 90 days of a fiscal quarter, the performance period would be the period of 12 consecutive months beginning with the quarter in which the award was granted and (ii) in all other cases, the performance period would be the period of 12 consecutive months beginning with the fiscal quarter immediately following that in which the performance award was granted.

The administrative committee will determine in its discretion whether an award recipient has attained the applicable performance goals. If they have been satisfied, the administrative committee will certify such fact in writing. If the performance goals relating to a performance award are not satisfied during the performance period, the awards will be forfeited. If the performance goals and any service-based vesting schedule relating to a performance award are satisfied, the award will be distributed (or any vesting-related legend will be removed from any stock certificates previously delivered to the award recipient). If the performance goals relating to a performance award are achieved prior to the end of the performance period, the awards may be distributed early.

Performance-Based Restricted Stock Awards. The administrative committee sets the terms and conditions of the performance-based restricted stock awards that it grants. As a general rule, shares of our common stock that are subject to a performance-based restricted stock award are held by the administrative committee for the benefit of the award recipient until it determines and certifies that the applicable performance goals have been attained, at which time, they are transferred to the award recipient. Unless the administrative committee determines otherwise with respect to any performance-based restricted stock award, before the shares subject to a performance-based restricted stock award are vested and transferred to the award recipient, the administrative committee will exercise any voting rights, the participant will direct the response of any tender, exchange or other offer and the administrative committee will accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares. In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions.

Restricted Stock Unit Awards and Performance Unit Awards. The administrative committee sets the terms and conditions of the restricted stock unit awards and performance unit awards that it grants. A restricted stock unit award is denominated in shares and represents the right to receive a payment in a number of shares or an amount based on the fair market value of a number of shares of our common stock on the date the award is granted, vests or any other date specified by the administrative committee, in each case, as set forth in the applicable award agreement, or a percentage of such number or shares or such amount (which may exceed 100%) depending on the level of the performance goals attained. A performance unit award is denominated in a specified dollar amount and represents the right to receive a payment of the specified dollar amount or a percentage of such amount (which may exceed 100%), depending on the level of the performance goals attained. At the time of grant, the administrative committee can specify a maximum amount payable in respect of a restricted stock unit award or performance unit award. After the administrative committee determines and certifies that the applicable performance goals have been attained, a restricted stock unit award or performance unit award will be paid in cash or shares of our common stock or a combination of cash and shares of our common stock, as determined in the discretion of the administrative committee.

The administrative committee may require a holding period for any performance award settled in shares of common stock, or a vesting period based on continued service after such a settlement.

Deferred Stock Awards. The administrative committee sets the terms and conditions of the deferred stock awards that it grants. Deferred stock awards represent the right to receive a specified number of shares of our common stock, to the extent vested, at the end of a deferral period determined by the administrative committee. Shares of our common stock subject to deferred stock awards will be held in a grantor trust that is subject to claims of our creditors in the event of our insolvency. Unless the administrative committee determines otherwise with respect to any deferred stock award, before the shares subject to a deferred stock award are vested, the administrative committee will exercise any voting rights and accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares.

Other Stock-Based Awards. The administrative committee sets the terms and conditions of the other stock-based awards that it grants. Other stock-based awards generally include any other type of award that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock. Other stock-based awards may or may not be subject to performance goals, at the discretion of the administrative committee. Other stock awards may include awards made to eligible employees in settlement of obligations under other compensation plans.

Vesting of Awards.

Stock Options, Stock Appreciation Rights and Non-Performance Based Awards. Unless otherwise specified by the administrative committee, stock options, stock appreciation rights, restricted stock awards, deferred stock awards and other stock-based awards (other than those subject to performance goals) will vest at the rate of 1/3 per year beginning on the first anniversary of the grant date. Restricted stock awards, deferred stock awards and other stock-based awards (other than those subject to performance goals) made to officers or employees cannot vest more rapidly than this rate, other than on account of the recipient’s death, disability or retirement or upon a change in control, provided that this requirement does not apply to 20% of such authorized awards. Unless otherwise specified by the administrative committee, in the event of termination of employment due to retirement, death or disability, the vesting of any of the foregoing awards will be accelerated. Any of the foregoing awards that are not vested on the date that a recipient terminates employment will be cancelled without consideration (other than a refund of the lesser of the amount (if any) paid when the award was made and the fair market value of the unvested shares on the date of forfeiture) on the date the recipient terminates employment.

Upon a change in control, all outstanding stock options, stock appreciation rights and non-performance based awards held by a non-employee director will vest and become exercisable (if applicable) on the date of the change in control. At any time following a change in control, if an employee or officer who is an award recipient is involuntarily discharged without cause, at any time following a change in control, then all outstanding stock options, stock appreciation rights and non-performance based awards held by that employee or officer will vest and become exercisable (if applicable) on the date of that discharge.

Performance Awards. Unless otherwise specified by the administrative committee, the vesting date of performance-based restricted stock awards, restricted stock unit awards, performance unit awards and other stock-based awards subject to performance goals is the date on which payment is made and all such unvested awards will be forfeited without consideration (other than a refund of the lesser of the amount (if any) paid when the award was made and the fair market value of the unvested shares on the date of forfeiture) on the date the recipient terminates employment.

Mergers and Reorganizations. The number of shares available under the 2012 Plan, the maximum limits on awards available for grants to individual employees and directors, and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which Provident New York Bancorp is the surviving entity, and to reflect any stock split, stock dividend, spin-off or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and Provident New York Bancorp is not the surviving entity, outstanding options and stock appreciation rights will be exchanged for options or stock appreciation rights linked to the equity of the surviving entity that are designed to neither increase nor diminish the rights of the holders of the outstanding options or stock appreciations rights, except to the extent that the administrative committee provides that any such awards will be settled for a monetary payment when the merger, consolidation or reorganization occurs. If a merger, consolidation or other business reorganization occurs and Provident New York Bancorp is not the surviving entity, outstanding restricted stock awards, performance-based restricted stock awards, deferred stock awards and other stock-based awards that are denominated and/or payable in, and/or value by reference to shares, of our common stock, will be exchanged for the same consideration received by stockholders generally in the transaction, with such consideration subject to the same terms and conditions of the award.

Conditions of Effectiveness. The 2012 Plan will become effective upon its approval by our stockholders and will continue in effect for ten years from the date of such effective date unless terminated sooner. No performance-based awards will be granted after the fifth anniversary of the 2012 Plan’s effective date unless the list of permissible performance goals is re-approved by the stockholders.

Termination or Amendment. Our Board of Directors has the authority to amend the 2012 Plan at any time or to suspend or terminate the 2012 Plan in whole or in part at any time by giving written notice to the administrative committee; however, all awards that have been granted under the 2012 Plan and are outstanding on the date of any such suspension or termination of the 2012 Plan will remain outstanding and exercisable for the period and terms and conditions set forth in the agreements between the administrative committee and the recipients.

To the extent required to comply with the Code and as a NYSE listed company, we are required to seek stockholder approval for amendments to the 2012 Plan that are deemed material revisions under the NYSE listing rules. No material amendments affecting the terms of performance awards may be made without stockholder approval.

Stock Option and Stock Appreciation Right Repricing. The administrative committee, the independent directors and our Board of Directors are prohibited from making any adjustment or amendment to an outstanding stock option or stock appreciation right that reduces or has the effect of reducing its exercise price. The provisions of the 2012 Plan prohibiting such adjustments and amendments cannot be amended to lessen the prohibition without stockholder approval.

Clawbacks. The 2012 Plan specifically provides for forfeiture of awards and/or payment to Provident New York Bancorp of compensation received from awards to the extent necessary for compliance with applicable clawback requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the general policies of Provident New York Bancorp or the terms and conditions of an award.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the 2012 Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The 2012 Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

Stock Options. Incentive stock options will not give rise to federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment (one year in cases of termination due to death or disability), the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income. The amount by which the fair market value of the shares acquired on exercise exceeds the option exercise price will be an item of adjustment in the year of exercise for purposes of determining the option holder’s liability, if any, for alternative minimum tax.

Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option. A cash payment, if directed by the administrative committee on a merger or other reorganization under the 2012 Plan’s change in control provisions, is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.

When a non-qualified stock option is exercised, we may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. A cash payment if directed by the administrative committee on a merger or other reorganization under the 2012 Plan’s change in control provisions is deductible as if it were the exercise of a non-qualified stock option.

Stock Appreciation Rights. Stock appreciation rights do not have federal income tax consequences for recipients or for us when they are granted. When a stock appreciation right is exercised, the amount paid in settlement is included in the recipient’s gross income for federal income tax purposes, and we may be entitled to claim a federal tax deduction for a like amount.

Restricted Stock Awards and Performance-Based Restricted Stock Awards. Restricted stock awards and performance-based restricted stock awards granted under the 2012 Plan do not result in federal income tax consequences to either us or the award recipient when they are made. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction for compensation expense in a like amount. If dividends are paid on unvested shares held under the 2012 Plan, such dividend amounts will also be included in the ordinary income of the recipient. We will be allowed to claim a deduction for compensation expense for this amount as well. In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

Other Stock-Based Awards. The tax consequences of other stock-based awards will depend on the specific terms of each award.

Other Awards. Restricted stock unit awards, performance unit awards and deferred stock awards will not create federal income tax consequences when they are granted. Recipients generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In the same taxable year, we will generally be allowed to claim a deduction for compensation expense in a like amount. If dividends are paid on unvested shares held under the 2012 Plan, such dividend amounts will also be included in the ordinary income of the recipient. We will be allowed to claim a deduction for compensation expense for this amount as well.

Deduction Limits. Section 162(m) of the Code limits our deductions for compensation in excess of $1,000,000 per year for our chief executive officer and the three most highly paid executives named in the summary compensation table in our proxy statement other than our chief executive officer and our chief financial officer. Compensation amounts resulting from so-called “qualified performance-based compensation” are not subject to this limit. Restricted stock awards, other than performance-based restricted stock awards, deferred stock awards and other stock-based awards that are not subject to performance goals may be subject to this deduction limitation if the amount of the restricted stock awards plus other compensation of the executive that is subject to the limit exceeds $1,000,000. We have designed the 2012 Plan so that stock options, stock appreciation rights, performance-based restricted stock awards, restricted stock unit awards, performance unit awards and other stock-based awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1,000,000 deduction limit. We expect that the administrative committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the administrative committee may decide to grant awards that exceed the deduction limit.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the 2012 Plan. State and local tax consequences may also be significant.

New Plan Benefits

Awards under the 2012 Plan are discretionary and the administrative committee has not yet determined to whom awards will be made and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the 2012 Plan to any individual or group of individuals.

Equity Compensation Plan Information

The following table presents equity compensation plan information as of September 30, 2011:

Equity Compensation Plan Information

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plan approved by security holders	1,798,494	$12.42	207,607
Equity compensation plan not approved by security holders (1)	107,526	$8.46	—
Total	1,906,020	$12.20	207,607

(1)	Outstanding options under Equity compensation plan not approved by security holders represent the non-qualified stock options granted to Mr. Kopnisky on July 6, 2011. This grant was made pursuant to our 2011 Employment Inducement Stock Program.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROVIDENT NEW YORK BANCORP 2012 STOCK INCENTIVE PLAN.

Interests of Certain Persons in Certain Proposals

Our executive officers and directors have interests in matters that will be acted upon at the Annual Meeting that are different from the interests of our stockholders generally. At the Annual Meeting, stockholders will be asked to vote on a proposal to approve the Provident New York Bancorp 2012 Stock Incentive Plan. If the proposal is adopted, each of our executive officers and directors will be eligible to receive a portion of their compensation for services in the form of stock option grants, awards of restricted stock or other equity or equity-linked awards. The Board was aware of these interests and took them into account in recommending that the stockholders vote in favor of the proposal to approve the Provident New York Bancorp 2012 Stock Incentive Plan.

PROPOSAL IV — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Provident New York Bancorp has approved the engagement of Crowe Horwath LLP to be Provident New York Bancorp’s independent registered public accounting firm for the fiscal year ending September 30, 2012. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Crowe Horwath LLP for Provident New York Bancorp’s fiscal year ending September 30, 2012. A representative of Crowe Horwath LLP is expected to attend the Annual Meeting, to respond to appropriate questions and to make a statement if he or she so desires.

In order to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm for the 2012 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes represented at the Annual Meeting, either in person or by proxy, in favor of such ratification. The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the 2012 fiscal year.

Stockholder ratification of the selection of Crowe Horwath LLP is not required by Provident New York Bancorp’s Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accountants to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Crowe Horwath LLP, the Audit Committee will reconsider whether to retain that firm or not. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of Provident New York Bancorp and its stockholders.

Audit Fees. The aggregate fees billed to us by Crowe Horwath LLP for professional services rendered by Crowe Horwath LLP for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Crowe Horwath LLP in connection with statutory and regulatory filings and engagements were $435,250 during the fiscal year ended September 30, 2011 and $429,000 during the fiscal year ended September 30, 2010.

Audit Related Fees. The aggregate fees billed to us by Crowe Horwath LLP for assurance and related services rendered by Crowe Horwath LLP that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees,” were $0.00 during the fiscal year ended September 30, 2011 and $23,710 during the fiscal year ended September 30, 2010.

Tax Fees. The aggregate fees billed to us by Crowe Horwath LLP for professional services rendered by Crowe Horwath LLP for tax consultations and tax compliance were $108,279 during the fiscal year ended September 30, 2011 and $91,575 during the fiscal year ended September 30, 2010.

All Other Fees. The aggregate fees billed to us by Crowe Horwath LLP for services related to the feasibility and subsequent formation of a captive insurance company called Provident Risk Management were $0.00 during the fiscal year ended September 30, 2011, and $183,000 during the fiscal year ended September 30, 2010.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by an independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit related fees and tax fees described above during the fiscal years ended September 30, 2011, and 2010.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Provident New York Bancorp’s executive office, 400 Rella Boulevard, Montebello, New York 10901, no later than September 6, 2012. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED

AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must deliver written notice to the Secretary of Provident New York Bancorp not less than ninety (90) days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include, among other information, the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder and the beneficial owner, if any, in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by October 6, 2012. If notice is received after October 6, 2012, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

OTHER MATTERS

This proxy statement and accompanying notice of meeting provide notice that the stockholders will be asked to vote on the election of the Company’s director nominees, the Say-on-Pay proposal, the 2012 Stock Incentive Plan proposal, and the ratification of the of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012. In accordance with the Company’s Bylaws, no persons other than the Company’s nominees may be nominated for director election or elected at the annual meeting and no business may be transacted at the meeting except the election of the Company’s nominees, the vote on Say-on-Pay proposal, the vote on the Stock Incentive Plan proposal, and the stockholder vote on the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012 and such other matters as may be brought before the meeting by or at the direction of the Board or an authorized committee of the Board. If any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

For those stockholders who request paper delivery of the proxy materials, Provident New York Bancorp intends to deliver only one Annual Report and Proxy Statement to multiple registered stockholders sharing the same address unless it has received contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:

Stockholder Relations

Provident New York Bancorp

400 Rella Boulevard

Montebello, New York 10901

Phone: 845.918.5580

Fax:     845.369.8066

Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Provident New York Bancorp. Provident New York Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Provident New York Bancorp may solicit proxies personally or by telephone without additional compensation.

A COPY OF PROVIDENT NEW YORK BANCORP’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2011 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO MIRANDA GRIMM, CONTROLLER, 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK, 10901 OR BY CALLING 845.369.8040.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Katharine B. Brown
Katharine B. Brown
Secretary

Montebello, New York

January 6, 2012

APPENDIX A

PROVIDENT NEW YORK BANCORP

2012 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

Section 1.1 General Purpose of the Plan. The purpose of the Plan is to promote the growth and profitability of Provident New York Bancorp, by providing certain directors, key officers and employees of Provident New York Bancorp and its Parents and Subsidiaries with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence through a participation interest in the performance of common stock of Provident New York Bancorp

ARTICLE II

DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Section 2.1 Award means any Option, Stock Appreciation Right, Restricted Stock Award, Performance-Based Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Award, Performance Unit Award or Other Stock-Based Award, or any or all of them, or any other right or interest relating to Shares or cash, granted to an Eligible Individual under the Plan.

Section 2.2 Award Agreement means a written instrument evidencing a grant of an Option or Stock Appreciation Right and establishing the terms and conditions thereof.

Section 2.3 Award Notice means, with respect to a particular Award other than an Option or Stock Appreciation Right, a written instrument evidencing the Award and establishing the terms and conditions thereof.

Section 2.4 Bank means Provident Bank, a federally chartered savings institution, and any successor thereto.

Section 2.5 Beneficiary means the Person designated by an Eligible Individual to receive any Shares or other consideration with respect to an Award made to such Eligible Individual that become distributable, or to have the right to exercise any Options or Stock Appreciation Rights granted to such Eligible Individual that are exercisable, following the Eligible Individual’s death.

Section 2.6 Board means the Board of Directors of the Company.

Section 2.7 Change in Control means any of the following events:

(a) the occurrence of any event (other than an event described in section 2.7(c)) upon which any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than (i) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iii) any group constituting a person in which employees of the Company are substantial members, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 50.1% or more of the combined voting power of all of the Company’s then outstanding securities; or

(b) the occurrence of any event upon which the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company; or

(c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

(i) either (A) the members of the Board of the Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (B) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

(ii) the entity which results from such merger or consolidation expressly agrees in writing to assume and perform the Company’s obligations under the Plan; or

(d) the approval of the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; and

(e) any event that would be described in section 2.7(a), (b), (c) or (d) if the word “Bank” were substituted for the “Company” therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them.

Section 2.8 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 2.9 Committee means the Committee described in section 4.1.

Section 2.10 Company means Provident New York Bancorp, a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

Section 2.11 Covered Employee means, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of section 162(m) of the Code).

Section 2.12 Deferred Stock means a right, granted to an Eligible Individual under section 9.1, to receive Shares, to the extent vested, at the end of a specified deferral period.

Section 2.13 Deferred Stock Award means an award of Deferred Stock granted pursuant to section 9.1.

Section 2.14 Disability means a condition of incapacity, mental or physical, for the performance of services which the Committee determines, on the basis of competent medical evidence, is likely to be permanent, to continue for an indefinite period of at least one hundred eighty (180) days, or to result in death.

Section 2.15 Disinterested Board Member means a member of the Board who: (a) is not a current employee of the Company or a subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director except in an amount for which disclosure would not be required pursuant to Item 404(a) of the proxy solicitation rules of the Securities and Exchange Commission and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Items 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements established by any national securities exchange on which the Company lists or seeks to list its securities.

Section 2.16 Earliest Exercise Date means, with respect to an Option, the earliest date on which the Option may be exercised. The Earliest Exercise Date may, but need not, be the same as the Option’s Vesting Date.

Section 2.17 Early Retirement means, in the case of any Recipient, termination of all Service for the Employer, at or after attainment of age 55 and the completion of at least ten consecutive years of Service.

Section 2.18 Effective Date means the date on which the Company’s shareholders approve the adoption of the Plan.

Section 2.19 Eligible Employee means any employee of the Company, or of a Parent or Subsidiary, whom the Committee or its delegees pursuant to section 4.1(d) may determine to be a key officer or employee and select to receive an Award pursuant to the Plan.

Section 2.20 Eligible Individual means: (a) any Eligible Employee; and (b) any non-employee director of the Company or a Parent or Subsidiary.

Section 2.21 Employer means the Company, the Bank, any Subsidiary of either of them and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other business organization or institution. With respect to any Eligible Individual, the Employer shall mean the entity that employs such Eligible Individual or upon whose board of directors such Eligible Individual serves.

Section 2.22 Exchange Act means the Securities Exchange Act of 1934, as amended.

Section 2.23 Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

Section 2.24 Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the cash payment or Shares due upon exercise of a Stock Appreciation Right is computed.

Section 2.25 Fair Market Value means, with respect to a Share on a specified date:

(a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(c) if sections 2.25(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

Section 2.26 Family Member means, with respect to any Eligible Individual: (a) any of the Eligible Individual’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Eligible Individual’s household (other than as a tenant or employee, directly or indirectly, of the Eligible Individual); (c) a trust in which any combination of the Eligible Individual and Persons described in sections 2.26(a) and (b) owns more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Eligible Individual and Persons described in sections 2.26(a) and (b) controls management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Eligible Individual and Persons described in sections 2.26(a) and (b) controls more than fifty percent (50%) of the voting interests.

Section 2.27 GAAP means generally accepted accounting principles, as amended from time to time and applied in preparing the financial statements of the Company and the Bank.

Section 2.28 Incentive Stock Option means a right to purchase Shares that is granted to an Eligible Employee pursuant to section 5.1, that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

Section 2.29 Non-Performance-Based Award means a Restricted Stock Award, Deferred Stock Award or Other Stock-Based Award that is not subject to one or more Performance Goals.

Section 2.30 Non-Qualified Stock Option means a right to purchase Shares that is either: (a) granted to an Eligible Individual who is not an Eligible Employee; or (b) granted to an Eligible Employee and either (i) is not designated by the Committee to be an Incentive Stock Option or (ii) does not satisfy the requirements of section 422 of the Code.

Section 2.31 Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Section 2.32 Option Holder means, at any relevant time with respect to an Option, the Person having the right to exercise the Option.

Section 2.33 Other Stock-Based Award means a right, granted to an Eligible Individual under section 10.1, that is denominated or payable in, valued by reference to, or otherwise based on or related to, Shares.

Section 2.34 Parent means any entity, whether or not incorporated, in an unbroken chain of entities ending with the Company where each entity other than the first entity in the unbroken chain owns stock or other equity interests in one of the other entities in the unbroken chain possessing fifty percent (50%) or more of the combined voting power of all of the other entity’s outstanding stock or other interests that vote generally in the election of the other entity’s directors or other governing body.

Section 2.35 Performance Award means (a) a Performance-Based Restricted Stock Award, (b) a Restricted Stock Unit Award, (c) a Performance Unit Award, (d) an Other Stock-Based Award if subject to one or more Performance Goals or (e) any or all of the foregoing.

Section 2.36 Performance-Based Restricted Stock Award means a Performance-Based Restricted Stock Award granted pursuant to section 8.2.

Section 2.37 Performance Goal means, with respect to any Performance Award, the performance goal or performance goals established pursuant to section 8.5, the attainment of which is a condition of payment of the Performance Award.

Section 2.38 Performance Measurement Period means, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured. In no event shall a Performance Measurement Period be less than one (1) year.

Section 2.39 Performance Unit Award means a Performance Unit Award granted pursuant to section 8.4.

Section 2.40 Permitted Transferee means, with respect to any Recipient, a Family Member of the Recipient to whom an Option has been transferred in accordance with section 5.8.

Section 2.41 Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization or any other business organization or institution.

Section 2.42 Plan means the Provident New York Bancorp 2012 Stock Incentive Plan, as amended from time to time.

Section 2.43 Recipient means the person to whom an Award is made.

Section 2.44 Restricted Stock Award means an award of Shares pursuant to section 6.1 (and, for the avoidance of doubt, does not include a Performance-Based Restricted Stock Award).

Section 2.45 Restricted Stock Unit Award or RSU Award means a Restricted Stock Unit Award granted pursuant to section 8.3.

Section 2.46 Retirement means: (a) termination of Service with the Employer in all capacities at or after attaining age 65 or (b) Early Retirement. No termination of Service shall be deemed a Retirement unless the terminating individual enters into a retirement agreement with the Employer, in form and substance satisfactory to the Committee, pursuant to which he agrees to provide limited transition services to the Employer on a consulting basis and/or abide by non-competition, confidentiality, non-derogation and non-disturbance covenants prescribed by the Committee for a fixed period specified by the Committee not to exceed two years.

Section 2.47 Service means, unless the Committee provides otherwise in an Award Notice, service in any capacity as a common-law employee, consultant or non-employee director to the Company or a Parent or Subsidiary.

Section 2.48 Share means a share of Common Stock, par value $.01 per share, of Provident New York Bancorp

Section 2.49 Stock Appreciation Right or SAR means the right upon exercise to receive, in cash or Shares, the amount equal to the excess (if any) of (a) the Fair Market Value of a Share on the date of exercise over (b) the Exercise Price.

Section 2.50 Subsidiary means any entity, whether or not incorporated, of which the Company possesses fifty percent (50%) or more of the combined voting power of such entity’s outstanding stock or other interests that vote generally in the election of such entity’s directors or other governing body, and any entity, whether or not incorporated, of which a Subsidiary possesses fifty percent (50%) or more of the combined voting power of such entity’s outstanding stock or other interests that vote generally in the election of such entity’s directors or other governing body.

Section 2.51 Substitute Awards shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

Section 2.52 Termination for Cause means one of the following:

(a) for an Eligible Individual who is neither a non-employee director of any Employer nor an officer or employee of any bank or savings institution regulated by the Office of Thrift Supervision, termination of employment with the Employer upon the occurrence of any of the following:

(i) the Eligible Individual intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of or plea of guilty or nolo contendere to a felony;

(ii) the Eligible Individual is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude;

(iii) the Eligible Individual willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer;

(iv) the Eligible Individual breaches his fiduciary duties to the Employer for personal profit; or

(v) the Eligible Individual willfully breaches or violates any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer;

(b) for an Eligible Individual who is an officer or employee of a bank or savings institution regulated by the Office of the Comptroller of the Currency, termination of employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or for any reason constituting cause for termination under any written employment agreement between the Employer and such Eligible Employee, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that such individual shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, which notice shall be given to such individual not later than five (5) business days after the board of directors of the Employer adopts, and shall be accompanied by, a resolution duly approved by affirmative vote of a majority of the entire board of directors of the Employer at a meeting called and held for such purpose (which meeting shall be held not less than fifteen (15) days nor more than thirty (30) days after notice to the individual), at which meeting there shall be a reasonable opportunity for the individual to make oral and written presentations to the members of the board of directors of the Employer, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination, finding that in the good faith opinion of the board of directors of the Employer grounds exist for discharging the individual for cause;

(c) for an Eligible Individual who is a non-employee director of any Employer, removal for cause under the terms of any law, rule or regulation applicable to the entity upon whose board of directors the individual serves as a non-employee director.

Section 2.53 Vesting Date means the date on which an Award, or Shares acquired upon exercise of an Option or Stock Appreciation Right, cease to be forfeitable upon termination of the Recipient’s Service.

ARTICLE III

AVAILABLE SHARES

Section 3.1 Shares Available under the Plan.

(a) Subject to adjustment as provided in section 14.3, a total of 2,900,000 Shares shall be authorized for grant under the Plan. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as three and six-tenths (3.6) Shares for every one (1) Share granted.

(b) If any Shares subject to an Award are forfeited, an Award expires without being exercised or settled or an Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation with respect to an Award; (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof; (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options; and (iv) Shares described in section 3.1(c) that are not issued upon exercise, settlement, expiration, cancellation, forfeiture of a Substitute Award or for any other reason.

(c) Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or the individual limits under section 3.2, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination and subject to further adjustment as provided in section 14.3) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the latest date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall be made only to individuals who were not employees or directors of the Company, or a Parent or Subsidiary of the Company, prior to such acquisition or combination.

(d) Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights, and (ii) as three and six-tenths (3.6) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights.

Section 3.2 Individual Limits.

(a) Subject to adjustment as provided in section 14.3, the maximum aggregate number of Shares that may be the subject of Awards (including the Share-equivalent values of Performance Unit Awards) granted to an Eligible Individual in any calendar year shall be 533,000 and the maximum aggregate number of Shares that may be the subject of Awards other than Options and Stock Appreciation Rights (including the Share-equivalent values of Performance Unit Awards) granted to an Eligible Individual in any calendar year shall be 116,000. For purposes of this Article III, the Share-equivalent value of a Performance Unit Award shall be equal to the quotient of (i) the aggregate dollar value of the Performance Unit Award, divided by (ii) the Fair Market Value of a Share on the date of grant. In the case of any Award under the Plan that is neither denominated in Shares nor valued on the basis of the value or change in value of a Share, the maximum aggregate amount of such Awards to any Eligible Individual for any calendar year shall be $1,000,000.

(b) The maximum aggregate amount that may be paid to a Covered Employee in settlement of a Performance Award that is denominated in cash shall be $1,000,000 per year for each year that occurs during the Performance Award’s Performance Measurement Period. If A Covered Employee is granted more than one Performance Award with a Performance Measurement Period that includes a given year, this limit shall be applied in the aggregate to all such Performance Awards with respect to that year.

ARTICLE IV

ADMINISTRATION

Section 4.1 Committee.

(a) Subject to section 4.1(b), the Plan shall be administered by the members of the Compensation Committee of Provident New York Bancorp who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.

(b) The members of the Board who are “independent directors” (within the meaning of the corporate governance standards imposed by the principal national securities exchange on which securities of the Company are listed or admitted to trading) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

(c) No member of the Committee or the Board shall participate in any action taken by such body under the Plan if he or she is personally affected thereby, unless all members of the Committee or Board, as applicable, are similarly affected.

(d) To the extent not inconsistent with applicable law, including section 162(m) of the Code with respect to Awards intended to comply with the performance-based compensation exception under section 162(m), or the rules and regulations of the principal national securities exchange on which securities of the Company are listed or admitted to trading, the Committee may (i) delegate to a subcommittee of one or more of its members any of the authority of the Committee under the Plan, including the rights to designate Eligible Employees and grant, cancel or suspend Awards and (ii) to the extent permitted by law, authorize one or more executive officers to do one or more of the following with respect to employees of Employers, who are not directors or officers of the Company: (A) designate certain such employees to be Eligible Employees; (B) designate such employees who are Eligible Employees to be recipients of Awards; (C) determine the number of Shares subject to such Awards to be received by such Eligible Employees; and (D) cancel or suspend Awards to such Eligible Employees; provided that (x) any resolution of the Committee authorizing such officer(s) or subcommittee must specify the total number of Shares subject to Awards that such officer(s) or subcommittee may so award and the amount (or minimum amount) and form of consideration to be received and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

Section 4.2 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Section 4.3 Committee Responsibilities. Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options, Stock Appreciation Rights or Awards, if any, to be granted, and the terms and conditions thereof;

(b) with the consent of the Recipient or Beneficiary, as applicable, to amend or modify the terms of any outstanding Option, Stock Appreciation Right or Award or to accelerate or defer the Vesting Date or Earliest Exercise Date thereof;

(c) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan;

(d) to provide in an Award Agreement or Award Notice, or as a matter of policy, that Awards are (i) conditioned on compliance with certain restrictive covenants, including, but not limited to, non-competition, confidentiality, non-solicitation of employees, non-solicitation of customers and non-derogation of the Company and the Bank, in each case, in such form and substance as determined by the Committee; and/or (ii) subject to forfeiture, including those already exercised or distributed, in the event of failure to comply with any of the covenants imposed pursuant to (i); and

(e) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V

STOCK OPTIONS

Section 5.1 Grant of Options.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual an Option to purchase Shares. An Option for an Eligible Employee must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. An Option for an Eligible Individual who is not an Eligible Employee shall be a Non-Qualified Stock Option.

(b) Any Option granted under this section 5.1 shall be evidenced by an Award Agreement which shall:

(i) specify the number of Shares covered by the Option, determined in accordance with section 5.2;

(ii) specify the Exercise Price, determined in accordance with section 5.3, for the Shares subject to the Option;

(iii) specify the Exercise Period and the Earliest Exercise Date, determined in accordance with section 5.4;

(iv) specify the Vesting Date determined in accordance with section 5.5;

(v) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

(vi) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Individual.

Section 5.2 Size of Option. Subject to Article III and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3 Exercise Price. The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion; provided, however, that, other than in connection with Substitute Awards, the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4 Exercise Period; Earliest Exercise Date.

(a) Subject to section 5.4(b), the Exercise Period during which an Option may be exercised shall commence on the Earliest Exercise Date specified by the Committee in the Award Agreement (or, if no Earliest Exercise Date is specified in the Award Agreement, on the Vesting Date). It shall expire on the date specified in the Award Agreement (and in any event no later than the tenth anniversary of the date of grant) or, if no date is specified, on the earliest of:

(i) the date and time when the Recipient terminates Service for any reason other than the Recipient’s death, Retirement, Disability or discharge that is not a Termination for Cause; and

(ii) the last day of the three-month period that begins on the date and time when the Recipient terminates Service due to discharge that is not a Termination for Cause;

(iii) the last day of the one-year period that begins on the date and time when the Recipient terminates Service due to the Recipient’s Retirement, death or Disability; and

(iv) the last day of the 10-year period commencing on the date on which the Option was granted.

A Recipient’s termination of Service prior to the Earliest Exercise Date of an Option shall, unless otherwise provided in the Award Agreement, result in the Option being canceled without consideration at the close of business on the last day of Service. An Option that remains unexercised at the close of business on the last day of the Exercise Period (including but not limited to an Option whose Earliest Exercise Date has not occurred) shall be canceled without consideration at the close of business on the last day of the Exercise Period.

(b) Unless otherwise determined by the Committee and specified in the Award Agreement:

(i) if a Change in Control occurs while an Option is outstanding and on or before its scheduled expiration date, then for purposes of exercising vested Options, the date on which the Exercise Period expires shall be extended to: (A) the earliest to occur of: (I) the tenth (10th) anniversary of the date the Option was granted; and (II) the third (3rd) anniversary of the date of the Change in Control; or (B) any later date determined under section 5.4(b)(ii) or (iii);

(ii) if a Change in Control occurs while an Option is outstanding and on or before its Earliest Exercise Date, then solely for the purpose of measuring the Exercise Period (but not for purposes of vesting), the Recipient of the Option shall be deemed to continue in Service through the applicable Earliest Exercise Date, and the date on which the Exercise Period expires shall be extended to: (A) the earliest to occur of: (I) the tenth (10th) anniversary of the date the Option was granted; (II) the third (3rd) anniversary of the date of the Change in Control; and (III) ninety (90) days after the Earliest Exercise Date; or (B) any later date determined under section 5.4(b)(i) or (iii);

(iii) if, on the date an Option is otherwise scheduled to expire, the holder of the Option may not then exercise the Option or sell Shares on a national securities exchange without violating applicable federal, state or local securities laws or the terms of a securities trading blackout (including but not limited to a blackout period established under the Company’s securities trading policy or a contractual lockup in connection with a securities offering or other transaction involving the Company), the date on which the Exercise Period expires shall be extended to: (A) the earliest to occur of: (I) the tenth (10th) anniversary of the date the Option was granted; and (II) ninety (90) days after the last day of the securities trading blackout; or (B) any later date determined under section 5.4(b)(i) or (ii); and

(iv) the Earliest Exercise Date (but not the Vesting Date) of any Option outstanding on the date of the Recipient’s termination of Service due to Retirement, death or Disability shall be accelerated to the date of such termination of Service provided that the Recipient of such Option remained in continuous Service during the period beginning on the date the Option was granted and ending on the date of termination of Service.

Section 5.5 Vesting Date.

(a) The Vesting Date for each Option granted under the Plan shall be the date determined by the Committee and specified in the Award Agreement. If no provision for vesting is made in the Award Agreement, the Vesting Date shall be:

(i) the first anniversary of the date of grant, as to one-third (1/3) of the Shares subject to the Option as of the date of grant;

(ii) the second anniversary of the date of grant, as to an additional one-third (1/3) of the Shares subject to the Option as of the date of grant;

(iii) the third anniversary of the date of grant, as to any remaining balance of Shares subject to the Option; and

(iv) in the event of the Recipient’s termination of Service due to the Recipient’s Retirement, death or Disability, the date of termination of Service, as to any Options otherwise scheduled to vest during the remainder of the calendar year in which the date of termination occurs and the immediately following calendar year.

Failure of a Recipient to remain in continuous Service during the period beginning on the date an Option is granted and ending on the Option’s Vesting Date shall result in a cancellation of the Option without consideration at the earliest date and time at which the Recipient is not in continuous Service.

(b) Except to the extent that an applicable Award Agreement expressly provides otherwise, each Option granted to an Eligible Employee that is outstanding under the Plan on the date on which a Change in Control occurs shall become 100% vested and exercisable on the date, on or following the Change in Control, on which the Eligible Employee is involuntarily discharged other than in a Termination for Cause, to the extent that the Option is outstanding immediately prior to termination.

(c) Except to the extent that an applicable Award Agreement expressly provides otherwise, each Option granted to an Eligible Individual who is not an Eligible Employee, that is outstanding under the Plan on the date on which a Change in Control occurs, shall become 100% vested and exercisable on the date of the Change in Control.

Section 5.6 Additional Restrictions on Incentive Stock Options.

An Option granted to an Eligible Employee designated by the Committee to be an Incentive Stock Option shall be subject to the following additional provisions:

(a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Employee which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

(b) The Exercise Price of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

(c) The Exercise Period of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Exercise Period that does not satisfy this requirement, the designated Exercise Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

(d) An Incentive Stock Option that is exercised during its designated Exercise Period but more than:

(i) three (3) months after the termination of employment with the Company and all of its Parents and Subsidiaries (other than on account of disability within the meaning of section 22(e)(3) of the Code or death of the Eligible Employee to whom it was granted); or

(ii) one (1) year after such individual’s termination of employment with the Company, a Parent or a Subsidiary due to disability (within the meaning of section 22(e)(3) of the Code) or death,

may be exercised in accordance with the terms of the Option but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

(e) Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, and (ii) the first anniversary of the date on which the Shares were acquired.

Section 5.7 Method of Exercise.

(a) Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time after the Earliest Exercise Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option that remain unpurchased. An Option Holder shall exercise an Option to purchase Shares by:

(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

(ii) delivering to the Committee full payment, consistent with section 5.7(b), for the Shares as to which the Option is to be exercised; and

(iii) satisfying such other conditions as may be prescribed in the Award Agreement.

(b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i) in cash (by certified or bank check or such other instrument as the Company may accept); or

(ii) if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder for a period of more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iii) by a combination thereof.

If permitted by the Committee, payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment. The Committee may, in its discretion, require that the Exercise Price of any Option be paid in the manner described in section 5.7(b)(ii) if such requirement is contained in the Award Agreement or imposed by written notice to the Option Holder given at least six months in advance of any exercise to which the requirement applies.

(c) When the requirements of section 5.7(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option Holder’s ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 14.3.

Section 5.8 Limitations on Options.

(a) An Option by its terms shall not be transferable by any Option Holder, except that:

(i) a Recipient may transfer a Non-Qualified Stock Option to his Family Members during his lifetime; and

(ii) any Option Holder may transfer Options remaining unexercised at his death to a Beneficiary or by will or by the laws of descent and distribution.

Any permitted transfer to Family Members during a Recipient’s lifetime shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it. Thereafter, the Permitted Transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the Recipient except the right to transfer the Option to Family Members. If a privilege of the Option depends on the life, Service, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, Service, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein.

(b) The Company’s obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. The Committee may provide that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c) An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder’s death shall be transferred to the executor or administrator of the Option Holder’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select. If the Option Holder and his Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

Section 5.9 Prohibition against Option Repricing. Except as provided in section 14.3, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of an Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Option’s in-the-money value) or replacement grants, or other means.

ARTICLE VI

RESTRICTED STOCK AWARDS

Section 6.1 Grant of Restricted Stock Awards.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual a Restricted Stock Award. Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Eligible Individual, which notice shall:

(i) specify the number of Shares covered by the Restricted Stock Award;

(ii) specify the amount (if any) which the Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iii) specify the date of grant of the Restricted Stock Award;

(iv) specify the Vesting Date for the Restricted Stock Award, determined in accordance with section 11.1; and

(v) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b) All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

(i) registered in the name of the Committee or other trustee or custodian for the benefit of the Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii) registered in the name of the Recipient and held by the Committee, together with a stock power executed by the Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii) registered in the name of and delivered to the Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable Vesting Date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award Notice between Provident New York Bancorp and [Name of Recipient] dated [Date] made pursuant to the terms of the Provident New York Bancorp 2012 Stock Incentive Plan, copies of which are on file at the executive offices of Provident New York Bancorp, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

Section 6.2 Dividend Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid in cash with respect to Shares subject to the Restricted Stock Award shall be paid over to the Award Recipient at substantially the same time as such dividends are paid to other shareholders and any other dividends shall be accumulated pending vesting and shall be paid at the same time and subject to the same terms and conditions as the underlying Shares.

Section 6.3 Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Committee in the manner instructed by the Award Recipient.

Section 6.4 Tender Offers. Each Recipient to whom a Restricted Stock Award is outstanding shall have the right to respond, or to direct the response, with respect to the related Shares, to any tender offer, exchange offer or other offer made to the holders of Shares (including but not limited to any election between alternate forms of consideration offered in exchange for Shares in a merger or other business combination). Such a direction for any such Shares shall be given by proxy, ballot, letter of transmittal or other method applicable to the beneficial owners of Shares (if the Recipient is the beneficial owner of the Shares for voting purposes) or by completing and filing, with the inspector of elections, trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Recipient is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall be tendered or exchanged in such manner as the Committee may determine.

ARTICLE VII

STOCK APPRECIATION RIGHTS

Section 7.1 Grant of Stock Appreciation Rights.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual a Stock Appreciation Right. A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right. A tandem Stock Appreciation Right may be granted only at the same time as the Option to which it relates.

(b) Any Stock Appreciation Right granted under this section 7.1 shall be evidenced by a Award Agreement which shall:

(i) in the case of a tandem Stock Appreciation Right, relate to the same number of Shares; be settled only in Shares; have the same Exercise Price, Exercise Period, Vesting Date and other terms and conditions as the Option to which it relates and provide that the exercise of the related Option shall be deemed to cancel the Stock Appreciation Right for a like number of Shares and that the exercise of the Stock Appreciation Right shall be deemed to cancel the related Option for a like number of Shares;

(ii) in the case of a stand-alone Stock Appreciation Right:

(A) specify the number of Shares covered by the Stock Appreciation Right, determined in accordance with section 7.2;

(B) specify the Exercise Price, determined in accordance with section 7.3;

(C) specify the Exercise Period, determined in accordance with section 7.4;

(D) specify the Vesting Date, determined in accordance with section 7.5;

(E) specify whether the Stock Appreciation Right will be settled in cash or in Shares;

(F) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

(G) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to a Stock Appreciation Right granted to an Eligible Individual.

Section 7.2 Size of Stock Appreciation Rights. Subject to Article III and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted stand-alone Stock Appreciation Rights shall be determined by the Committee, in its discretion. A tandem Stock Appreciation Right shall be granted for a number of Shares no greater than the number of Shares subject to the related Option.

Section 7.3 Exercise Price. The price per Share at which a stand-alone Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion; provided, however, that, except in connection with a Substitute Award, the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Stock Appreciation Right is granted.

Section 7.4 Exercise Period.

(a) Subject to section 7.4(b), the Exercise Period during which a stand-alone Stock Appreciation Right may be exercised shall commence on the Vesting Date and shall expire on the date specified in the Award Agreement (and in any event no later than the tenth anniversary of the date of grant) or, if no date is specified, on the earliest of:

(i) the date and time when the Recipient terminates Service for any reason other than the Recipient’s death, Retirement, Disability or discharge that is not a Termination for Cause;

(ii) the last day of the three-month period that begins on the date and time when the Recipient terminates Service due to discharge that is not a Termination for Cause;

(iii) the last day of the one-year period that begins on the date and time when the Recipient terminates Service due to the Recipient’s Retirement, death or Disability; and

(iv) the last day of the 10-year period commencing on the date on which the Stock Appreciation Right was granted.

(b) A Recipient’s termination of Service prior to the Vesting Date of a Stock Appreciation Right shall, unless otherwise provided in the Award Agreement, result in the Stock Appreciation Right being canceled without consideration at the close of business on the last day of Service. A Stock Appreciation Right that is vested and remains unexercised at the close of business on the last day of the Exercise Period shall be deemed automatically exercised on such date.

Section 7.5 Vesting Date.

(a) Subject to section 7.5(b), the Vesting Date for each stand-alone Stock Appreciation Right granted under the Plan shall be the date determined by the Committee and specified in the Award Agreement or, if no provision for vesting is made in the Award Agreement, the Vesting Date shall be:

(i) the first anniversary of the date of grant, as to one-third (1/3) of the Shares subject to the Stock Appreciation Right as of the date of grant;

(ii) the second anniversary of the date of grant, as to an additional one-third (1/3) of the Shares subject to the Stock Appreciation Right as of the date of grant;

(iii) the third anniversary of the date of grant, as to any remaining balance of Shares subject to the Stock Appreciation Right; and

(iv) in the event of the Recipient’s termination of Service due to the Recipient’s Retirement, death or Disability, the date of termination of Service, as to any Stock Appreciation Right otherwise scheduled to vest during the remainder of the calendar year in which the date of termination occurs and the immediately following calendar year.

Failure of a Recipient to remain in continuous Service during the period beginning on the date a Stock Appreciation Right is granted and ending on the Stock Appreciation Right’s Vesting Date shall result in a cancellation of the Stock Appreciation Right without consideration at the earliest date and time at which the Recipient is not in continuous Service.

(b) Except to the extent that an applicable Award Agreement expressly provides otherwise, each Stock Appreciation Right granted to an Eligible Employee that is outstanding under the Plan on the date on which a Change in Control occurs shall become 100% vested and exercisable on the date, following the Change in Control, on which the Eligible Employee is involuntarily discharged other than in a Termination for Cause, to the extent the Stock Appreciation Right is outstanding immediately prior to termination.

(c) Except to the extent that an applicable Award Agreement expressly provides otherwise, each Stock Appreciation Right that is granted to an Eligible Individual who is not an Eligible Employee and is outstanding under the Plan on the date on which a Change in Control occurs, shall become 100% vested and exercisable on the date of the Change in Control.

Section 7.6 Method of Exercise.

(a) Subject to the limitations of the Plan and the Award Agreement, a Recipient may, at any time after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised. A Recipient shall exercise a Stock Appreciation Right by:

(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Stock Appreciation Right; and

(ii) satisfying such other conditions as may be prescribed in the Award Agreement.

Any stand-alone Stock Appreciation Rights that are vested and remain unexercised at the expiration date of the relevant Exercise Period shall be deemed automatically exercised on such date and the Recipient shall receive the excess (if any) of the Fair Market Value of a Share on the expiration date over the Exercise Price per Share without the requirement of notice or any other action on the part of the Recipient.

(b) When the requirements of section 7.6(a) have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Recipient (or, in the event of his death, his Beneficiary) of a payment in an amount per Share equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, or, if applicable, Shares with an aggregate Fair Market Value of a like amount.

(c) With respect to Stock Appreciation Rights settled in Shares, when the requirements of sections 7.6(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Recipient’s ownership of such Shares. The Recipient shall have no right to vote or to receive dividends, nor any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 14.3.

Section 7.7 Beneficiaries. The Recipient of a stand-alone Stock Appreciation Right may designate a Beneficiary to receive any payment in respect of outstanding stand-alone Stock Appreciation Rights that may be made after his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Recipient, or in the event that no Beneficiary has been designated, the executor or administrator of the Recipient’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select, shall be deemed the Beneficiary. If the Recipient and his Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Recipient shall be deemed to have survived the Beneficiary.

Section 7.8 Prohibition against Stock Appreciation Right Repricing. Except as provided in section 14.3, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Option’s in-the-money value) or replacement grants, or other means.

ARTICLE VIII

PERFORMANCE AWARDS

Section 8.1 Performance Awards.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant one or more Performance Awards to Eligible Individuals.

(b) Each Performance Award shall be evidenced by an Award Notice issued by the Committee to the Eligible Individual, which notice shall:

(i) specify whether the Performance Award is a Performance-Based Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award or Other Stock-Based Award;

(ii) specify the number of Shares or units covered by the Performance Award;

(iii) if applicable, specify the amount (if any) which the Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iv) specify the applicable Performance Goal or Performance Goals;

(v) specify the Performance Measurement Period;

(vi) specify the date of grant of the Performance Award;

(vii) specify the Vesting Date for the Performance Award, determined in accordance with section 11.2; and

(viii) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 8.2 Performance-Based Restricted Stock Awards.

(a) The Committee may, in its discretion, grant Performance-Based Restricted Stock Awards to Eligible Individuals.

(b) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish one or more Performance Goals to which the Performance-Based Restricted Stock Award is subject during a specified Performance Measurement Period, the attainment of which shall be a condition of the Recipient’s right to retain the related Shares.

(c) All Performance-Based Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

(i) registered in the name of the Committee or other trustee or custodian for the benefit of the Recipient and held by the Committee pending the vesting or forfeiture of the Award;

(ii) registered in the name of the Recipient and held by the Committee, together with a stock power executed by the Recipient in favor of the Committee, pending the vesting or forfeiture of the Award; or

(iii) registered in the name of, and delivered to, the Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to their vesting bear the following legend:

The Common Stock evidenced hereby is subject to the terms of an Award Notice between Provident New York Bancorp and [Name of Recipient] dated [Date], made pursuant to the terms of the Provident New York Bancorp 2012 Stock Incentive Plan, copies of which are on file at the executive offices of Provident New York Bancorp, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

(d) If the Performance Goal or Performance Goals for a Performance-Based Restricted Stock Award have been attained and certified, the Committee shall, subject to section 11.2, cause the ownership of the Shares subject to such Performance-Based Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Recipient of the

Performance-Based Restricted Stock Award. If any one or more of the relevant Performance Goals have not been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without consideration (other than a refund to the Recipient or his estate of an amount equal to the lesser of the amount (if any) paid by the Recipient for the Shares being forfeited upon their issuance and the Fair Market Value of such Shares on the date of forfeiture). The Committee may require in the Award Notice for any Performance Award, or reserve in such Award Notice the discretion to require, that Shares issued in settlement of the Award be held, in whole or in part, for a specified period following settlement of the Award and/or be subject to vesting based on the performance of Service for a prescribed period following settlement.

(e) Unless the Committee determines otherwise with respect to any Performance-Based Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Performance-Based Restricted Stock Award, whether or not in cash, shall be held and accumulated (with investment earnings or losses) pending vesting at the same time and subject to the same terms and conditions as the underlying Shares and, pending vesting, shall be reinvested in additional Shares.

(f) Unless the Committee determines otherwise with respect to any Performance-Based Restricted Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Performance-Based Restricted Stock Award shall be exercised by the Committee in its discretion.

(g) Each Recipient holding an outstanding Performance-Based Restricted Stock Award shall have the right to respond, or to direct the response, with respect to the related Shares, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any such Shares shall be given by proxy or ballot (if the Recipient is the beneficial owner of the Shares for voting purposes) or by completing and filing, with the inspector of elections, trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Recipient is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall be tendered or exchanged in such manner as the Committee may determine.

Section 8.3 Restricted Stock Unit Awards.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant Restricted Stock Unit Awards to Eligible Individuals, which shall be denominated in Shares, with each such Share representing the right to receive, as specified in the Award Notice, either (i) one (1) Share or (ii) a payment of the Fair Market Value of a Share on the date the Restricted Stock Unit Award was granted, the last day of the Performance Measurement Period, the Vesting Date or any other date specified by the Committee, in each case as set forth in the Award Notice, or a percentage (which may be more than 100%) of such Share or amount depending on the level of the applicable Performance Goal attained; provided, however, that the Committee may at the time a Restricted Stock Unit Award is granted specify a maximum amount payable in cash in respect of such Award.

(b) At the time it grants a Restricted Stock Unit Award, the Committee shall establish one or more Performance Goals to which the Restricted Stock Unit Award is subject during a specified Performance Measurement Period, the attainment of which shall be a condition of the Recipient’s right to receive payment under such Restricted Stock Unit Award. If any one or more of the Performance Goals to which a Restricted Stock Unit Award is subject is not attained during the Performance Measurement Period, all of the Shares subject to such Restricted Stock Unit Award shall be forfeited without consideration.

(c) Subject to section 11.2, if the Performance Goals for a Restricted Stock Unit Award have been attained and certified in accordance with section 8.5(d), payment in respect of such Restricted Stock Unit Award shall be made as soon as practicable after the last day of the Performance Measurement Period to which such Award relates or at such other time or times as the Committee may determine. Such payment shall be made in Shares valued at their Fair Market Value, cash or such combination of Shares and cash as the Committee, in its discretion, shall determine at any time prior to payment. To the extent payment is to be made in Shares, the Committee shall cause a stock certificate or evidence of book-entry Shares, together with all dividends and other distributions with respect thereto that have been accumulated, to be delivered, free of any restrictive legend other than as may be required by applicable law or permitted under the terms of the Restricted Stock Unit Award, to the Recipient of the Restricted Stock Unit Award. Prior to such delivery, the Recipient of a Restricted Stock Unit Award shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, except as may be required under section 14.3. The Committee may require in the Award Notice for any Performance Award, or reserve in such Award Notice the discretion to require, that Shares issued in settlement of the Award be held, in whole or in part, for a specified period following settlement of the Award and/or be subject to vesting based on the performance of Service for a prescribed period following settlement.

Section 8.4 Performance Unit Awards.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant Performance Unit Awards to Eligible Individuals, which shall be denominated in a specified dollar amount and shall represent the right to receive payment of the specified dollar amount or a percentage (which may be more than 100%) of the specified dollar amount depending on the level of the applicable Performance Goal attained; provided, however, that the Committee may at the time a Performance Unit Award is granted specify a maximum amount payable in respect of such Award.

(b) At the time it grants a Performance Unit Award, the Committee shall establish one or more Performance Goals to which the Performance Unit Award is subject during a specified Performance Measurement Period, the attainment of which shall be a condition of the Recipient’s right to receive payment under such Performance Unit Award. If any one or more of the Performance Goals to which a Performance Unit Award is subject is not attained during the Performance Measurement Period, such Performance Unit Award shall be forfeited without a consideration.

(c) Subject to section 11.2, if the Performance Goals for a Performance Unit Award have been attained and certified in accordance with section 8.5(d), payment in respect of such Performance Unit Award shall be made as soon as practicable after the last day of the Performance Measurement Period to which such Award relates or at such other time or times as the Committee may determine. Such payment shall be made in Shares valued at their Fair Market Value, cash or such combination of Shares and cash, as the Committee, in its discretion, shall determine at any time prior to payment. To the extent payment is to be made in Shares, the Committee shall cause a stock certificate or evidence of book entry Shares, together with all dividends and other distributions with respect thereto that have been accumulated, to be delivered, free of any restrictive legend other than as may be required by applicable law, to the Recipient of the Performance Unit Award. Prior to such delivery, the Recipient of a Performance Unit Award shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, except as may be required under section 14.3.

Section 8.5 Performance Goals.

(a) The Performance Goals shall be selected from among the following:

(i) basic earnings per Share;

(ii) basic cash earnings per Share;

(iii) diluted earnings per Share;

(iv) diluted cash earnings per Share;

(v) net income;

(vi) cash earnings;

(vii) net interest income;

(viii) non-interest income;

(ix) general and administrative expense to average assets ratio;

(x) cash general and administrative expense to average assets ratio;

(xi) efficiency ratio;

(xii) cash efficiency ratio;

(xiii) return on average assets;

(xiv) cash return on average assets;

(xv) return on average stockholders’ equity;

(xvi) cash return on average stockholders’ equity;

(xvii) return on average tangible stockholders’ equity;

(xviii) cash return on average tangible stockholders’ equity;

(xix) total shareholder return;

(xx) core earnings;

(xxi) operating income;

(xxii) operating efficiency ratio;

(xxiii) net interest rate spread;

(xxiv) loan production volume;

(xxv) non-performing loans;

(xxvi) cash flow;

(xxvii) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(xxviii) except in the case of a Covered Employee, any other performance criteria established by the Committee; and

(xxix) any combination of the foregoing.

Performance Goals may be expressed on an absolute and/or relative basis, or a before- or after-tax basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, may include or exclude any or all extraordinary or non-recurring items, and may be applied on a consolidated basis or to individual business units, divisions or subsidiaries.

(b) Performance Goals that have meanings ascribed to them by GAAP shall have the meanings assigned to them under GAAP as in effect and applied to the Company and the Bank on the date on which the Performance Goals are established, without giving effect to any subsequent changes in GAAP, unless the

Committee specifically provides otherwise when it establishes the Performance Goals. Performance Goals based upon cash earnings or cash returns shall refer to or be calculated based upon net income adjusted to exclude non-cash charges for goodwill amortization and non-cash amortization expenses relating to employee stock ownership plans and restricted stock plans and (if applicable) related tax benefits, unless the Committee specifically provides otherwise when it establishes the Performance Goals. Performance Goals based upon cash general and administrative expenses shall refer to general and administrative expenses, calculated in accordance with GAAP, adjusted to eliminate non-cash charges for goodwill amortization and non-cash amortization expenses relating to employee stock ownership plans and restricted stock plans and (if applicable) related tax benefits, unless the Committee specifically provides otherwise when it establishes the Performance Goals.

(c) At the time it grants a Performance Award, the Committee shall establish a Performance Measurement Period for each Performance Goal, which shall be at least one (1) year. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i) if the Performance Award is granted during the first ninety (90) days of a fiscal quarter, the period of twelve (12) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance Award is granted; and

(ii) in all other cases, the period of twelve (12) consecutive fiscal quarters of the Company that begins with the fiscal quarter immediately following that in which the Performance Award is granted.

(d) As promptly as practicable following the end of each Performance Measurement Period and prior to payment in respect of any Performance Award, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goal or Performance Goals for such Performance Measurement Period have been attained and, if they have been attained, shall certify such fact in writing.

(e) Under normal business conditions, once established for a Performance Measurement Period, Performance Goals shall not be subject to revision or alteration. However, unusual conditions may warrant a reexamination of such criteria. Such conditions may include, but not be limited to, a Change in Control, declaration and distribution of stock dividends or stock splits, mergers, consolidations or reorganizations, acquisitions or dispositions of material business units, or infrequently occurring or extraordinary gains or losses. In the event the Committee determines that, upon reexamination, alteration of the Performance Goals is appropriate, the Committee shall reestablish the Performance Goals to maintain as closely as practicable the previously established expected level of overall performance. Notwithstanding the foregoing, any adjustments to the award opportunities or Performance Goals applicable to a Covered Employee shall conform to the requirements of section 162(m) of the Code and the regulations promulgated pursuant thereto, unless otherwise determined by the Committee.

(f) If provided by the Committee when a Performance Award is granted, to the extent that the relevant Performance Goals are achieved prior to the end of the Performance Measurement Period and certified by the Committee, a vested Performance Award may be paid at any time following such certification.

ARTICLE IX

DEFERRED STOCK AWARDS

Section 9.1 Grant of Deferred Stock Awards.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant Deferred Stock Awards to Eligible Individuals. Any Deferred Stock Award granted under this section 9.1 shall be evidenced by an Award Notice, which shall:

(i) specify the number of Shares covered by the Deferred Stock Award;

(ii) specify the amount (if any) that the Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iii) specify the date of grant of the Deferred Stock Award;

(iv) specify the deferral period;

(v) specify the restrictions, if any, to which the Deferred Stock Award is subject;

(vi) specify the Vesting Date, determined in accordance with section 11.1; and

(vii) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b) All Deferred Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

(i) registered in the name of the Committee or other trustee or custodian for the benefit of the Recipient and held in a trust fund, owned by the Company for federal income tax purposes under the so-called “grantor trust” provisions of sections 671 through 679 of the Code and the assets of which are subject to the claims of the Company’s general creditors in the event of the Company’s insolvency (as such term is defined for purposes of Revenue Procedure 92-65, as modified from time to time); or

(ii) registered in the name of the Recipient and held by such grantor trust, together with a stock power executed by the Recipient in favor of the Committee, pending the vesting or forfeiture of the Deferred Stock Award.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable Vesting Date and expiration of the applicable deferral period bear the following legend:

The Common Stock evidenced hereby is subject to the terms of an award notice between Provident New York Bancorp and [Name of Recipient] dated [Date], made pursuant to the terms of the Provident New York Bancorp 2012 Stock Incentive Plan, copies of which are on file at the executive offices of Provident New York Bancorp, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Notice.

or such other restrictive legend as the Committee, in its discretion, may specify.

Section 9.2 Restrictions. Deferred Stock shall be subject to such restrictions as the Committee may impose and set forth in the Award Notice evidencing the Deferred Stock Award. Such restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee shall determine.

Section 9.3 Rights as a Shareholder.

(a) Unless the Committee determines otherwise with respect to any Deferred Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Deferred Stock Award, whether or not in cash, shall be held and accumulated (with investment earnings or losses) pending vesting at the same time and subject to the same terms and conditions as the underlying Shares and, pending vesting, shall be reinvested in additional Shares.

(b) Unless the Committee determines otherwise with respect to any Deferred Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Deferred Stock Award shall be exercised by the Committee in its discretion.

Section 9.4 Payment of Deferred Stock Awards. Subject to sections 9.2 and 11.1, upon expiration of the deferral period specified for Deferred Stock in the Award Notice (or, if permitted by the Committee, as elected by the Recipient), the Committee shall cause the ownership of the Shares subject to such Deferred Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Recipient of the Deferred Stock Award.

ARTICLE X

OTHER STOCK-BASED AWARDS

Section 10.1 Grant of Other Stock-Based Awards. Subject to the limitations of the Plan, the Committee may, in its discretion, grant Other Stock-Based Awards to Eligible Individuals. Other Stock-Based Awards shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as determined by the Committee to be consistent with the purposes of the Plan, including, without limitation, Shares awarded purely as a “bonus” or other “incentive” whether or not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights, and awards valued by reference to the book value of Shares or the value of securities of, or the performance of, specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards, which may include attainment of Performance Goals in accordance with section 8.5. Shares delivered pursuant to an Award in the nature of a purchase right granted under this section 10.1 shall be purchased for such consideration, and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

Section 10.2 Award Notices. Any Other Stock-Based Award granted under the Plan shall be evidenced by an Award Notice which shall:

(a) specify whether the Other Stock-Based Award constitutes a Performance Award that is subject to sections 8.1 and 8.5;

(b) specify the number of Shares related to the Other Stock-Based Award;

(c) specify the date of grant of the Other Stock-Based Award;

(d) specify the restrictions, if any, to which the Other Stock-Based Award is subject;

(e) specify the Vesting Date; and

(f) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

ARTICLE XI

VESTING OF AWARDS

Section 11.1 Vesting Date for Non-Performance-Based Awards.

(a) Subject to section 11.1(b), the Vesting Date for each Non-Performance-Based Award shall be determined by the Committee and specified in the Award Notice, or, if no provision for vesting is specified in the Award Notice, the Vesting Date shall be:

(i) for a Non-Performance-Based Award to an Eligible Employee:

(A) the first anniversary of the date of grant as to one-third (1/3) of the Non-Performance-Based Award as of the date of grant;

(B) the second anniversary of the date of grant as to an additional one-third (1/3) of the Non-Performance-Based Award as of the date of grant; and

(C) the third anniversary of the date of grant as to any remaining balance of the Non-Performance-Based Award;

(ii) for a Non-Performance-Based Award to an Eligible Individual who is not an Eligible Employee, the first anniversary of the date of grant;

(iii) in the event of the Recipient’s termination of Service due to the Recipient’s Retirement, death or Disability, the date of termination of Service; and

(iv) in the event of a Change in Control:

(A) with respect to an Eligible Employee, in the event of the Recipient’s involuntary discharge other than in a Termination for Cause following the Change of Control, the date of such termination; and

(B) with respect to an Eligible Individual who is not an Eligible Employee, the date of the Change in Control.

(b) Failure of a Recipient to remain in continuous Service during the period beginning on the date a Non-Performance-Based Award is granted and ending on its Vesting Date shall result in a cancellation of the portion of the Non-Performance-Based Award that has not attained its Vesting Date, without consideration (other than a refund to the Recipient of an amount equal to the lesser of the amount (if any) paid by the Recipient for the Shares being forfeited upon their issuance and the Fair Market Value of such Shares on the date of forfeiture) at the earliest date and time at which the Recipient is not in continuous Service.

(c) In no event shall an Award (other than an Option or Stock Appreciation Right) to an Eligible Employee be vested more rapidly than ratably over a period of three (3) years, other than for acceleration in the event of death, Disability, Retirement or a Change in Control. The preceding sentence shall not apply to Awards that do not exceed, in the aggregate, twenty percent (20%) of the Shares authorized under section 3.1(a) for such Awards.

Section 11.2 Vesting Date for Performance-Based Awards.

(a) Subject to section 11.2(b), the Vesting Date for each Performance Award shall be the date determined by the Committee and specified in the Award Notice or, if no provision for vesting is made in the Award Notice, the Vesting Date shall be the date on which payment is made, whether in cash, Shares or any combination thereof.

(b) Unless otherwise determined by the Committee and specified in the Award Notice for a Performance-Based Award, failure of a Recipient to remain in continuous Service during the period beginning on the date a Performance-Based Award is granted and ending on its Vesting Date shall result in a cancellation of such Award without consideration at the earliest date and time at which the Recipient is not in continuous Service (other than a refund to the Recipient of an amount equal to the lesser of the amount (if any) paid by the Recipient for the Shares being forfeited upon their issuance and the Fair Market Value of such Shares on the date of forfeiture).

Section 11.3 Use of Shares to Settle Cash Compensation Obligations. Notwithstanding anything in the Plan to the contrary, Shares available for grant under this Plan may also be issued, in the Committee’s discretion, in settlement of the vested cash compensation obligations of any Employer to any Eligible Individual. Shares so issued may, but shall not be required to, be subject to the vesting or conditions of this Plan.

ARTICLE XII

GENERAL PROVISIONS APPLICABLE TO AWARDS

Section 12.1 Designation of Beneficiary. An Eligible Individual who has received an Award may designate a Beneficiary to receive any payments or unvested Shares that become payable or vested on the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Individual dies prior to the Eligible Individual, or in the event that no Beneficiary has been designated, any payments or vested Shares that become available for distribution on the Eligible Individual’s death shall be paid to the executor or administrator of the Eligible Individual’s estate or, if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

Section 12.2 Manner of Distribution of Awards. The Company’s obligation to deliver Shares with respect to an Award or Stock Appreciation Right shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Individual or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

Section 12.3 Transferability. Awards and Stock Appreciation Rights by their terms shall not be transferable by the Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to Awards and Stock Appreciation Rights shall be distributable, during the lifetime of the Recipient, only to the Recipient.

Section 12.4 Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

ARTICLE XIII

SPECIAL TAX PROVISIONS

Section 13.1 Tax Withholding Rights. The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option, Stock Appreciation Right or Award under the Plan any taxes required by law to be withheld with respect to such Option, Stock Appreciation Right or Award. Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to require such Person to surrender to the Company, or retain or sell without notice for such Person’s account, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, an Option Holder shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Option Holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a Share on the Exercise Date over the Exercise Price per Share. To the extent determined by the Committee and specified in an Award Notice, any Person with a tax liability in respect of the vesting of a Restricted Stock Award shall have the right to satisfy the minimum required federal, state and local tax withholding by surrendering to the Company a number of Shares equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the Fair Market Value of a Share on the Vesting Date.

Section 13.2 Code Section 83(b) Elections. If and to the extent permitted by the Committee and specified in an Award Agreement for a Non-Qualified Stock Option or an Award Notice for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, a Recipient may be permitted or required to make an election under section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Recipient instead of at a subsequent Vesting Date. In such event, the Shares issued prior to their Vesting Date shall be issued in certificated form only, and the certificates therefor shall bear the legend set forth in section 6.1(b) or such other restrictive legend as the Committee, in its discretion, may specify. In the event of the Recipient’s termination of Service prior to the relevant Vesting Date or forfeiture of the Shares for any other reason, the Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Recipient or his estate of an amount equal to the lesser of the amount paid by the Recipient for the Shares upon their issuance or the Fair Market Value of the Shares on the date of forfeiture).

Section 13.3 Election to Defer Income Tax Liability Pursuant to Deferred Compensation Program. To the extent permitted by the Committee, the Recipient of an Award (other than an Option or a Stock Appreciation Right) may elect to defer the income tax liability associated therewith pursuant to the terms of a non-qualified deferred compensation plan in which the Recipient is eligible to participate and which complies with the requirements of section 409A of the Code.

ARTICLE XIV

AMENDMENT AND TERMINATION

Section 14.1 Termination. The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Awards theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements and Award Notices evidencing such Awards.

Section 14.2 Amendment. The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with section 162(m) of the Code or the corporate governance standards imposed under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision. In no event shall the Plan or any Award Agreement be amended without the prior approval of the Company’s shareholders in any manner that has the direct or indirect effect of reducing the Exercise Price of any Option or Stock Appreciation Right evidenced thereby, unless such reduction is the result of an adjustment permitted by section 14.3.

Section 14.3 Adjustments in the Event of Business Reorganization.

(a) In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for Awards in the aggregate to all Eligible Individuals and individually to any one Eligible Individual, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards, and (iii) the Exercise Price of Options and Stock Appreciation Rights. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent or Subsidiary or the financial statements of the Company or any Parent or Subsidiary, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that any such adjustment to an Option or Stock Appreciation Right granted to a Recipient who is a Covered Employee shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect.

(b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change in Control) in which the Company is not the surviving entity, any Options or Stock Appreciation Rights granted under the Plan that remain outstanding shall be converted into options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization or stock appreciation rights having substantially the same terms and conditions as the outstanding Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate exercise price and the value exchanged for outstanding Shares in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that any or all outstanding Options and Stock Appreciation Rights be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the Exercise Price of the Option or Stock Appreciation Right being canceled.

(c) In the event of any merger, consolidation or other business reorganization (including but not limited to a Change in Control) in which the Company is not the surviving entity, any Restricted Stock Award, Performance-Based Restricted Stock Award, Deferred Stock Award, Restricted Stock Unit Award or Other Stock-Based Award that is denominated and/or payable in, and/or valued by reference to, Shares shall be adjusted by allocating to the Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Award that applied to the Shares for which it has been exchanged.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Status as an Employee Benefit Plan. This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-

qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 15.2 No Right to Continued Employment. Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to a continuation of his or her position as a director or employee of the Company. The Employers reserve the right to remove any participating member of the Board or dismiss any Eligible Employee or otherwise deal with any Eligible Individual to the same extent as though the Plan had not been adopted.

Section 15.3 Construction of Language. Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

Section 15.4 Governing Law. The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Rockland County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Option, Stock Appreciation Right or Award granted under this Plan, the Eligible Individual, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 15.5 Headings. The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 15.6 Non-Alienation of Benefits. The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 15.7 Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a) If to the Committee:

Provident New York Bancorp

c/o Provident Bank

400 Rella Blvd.

Montebello, New York 10901

Attention: Corporate Secretary

(b) If to a Recipient, Beneficiary or Option Holder, to the Recipient’s, Beneficiary’s or Option Holder’s most recent address as shown in the Employer’s records.

Section 15.8 Approval of Shareholders. The Plan shall be subject to approval by the Company’s shareholders within twelve

(12) months before or after December 20, 2011. Any Option, Stock Appreciation Right or Award granted prior to the date such approval is obtained shall be granted contingent on such approval and shall be void ab initio in the event such approval is not obtained. Unless otherwise determined by the Committee, no Performance Awards shall be granted after the fifth (5th) anniversary of the Effective Date unless, prior to such date, the listing of permissible Performance Goals set forth in section 8.5 shall have been re-approved by the stockholders of the Company in the manner required by section 162(m) of the Code and the regulations thereunder.

Section 15.9 Compliance with Section 409A of the Code. To the extent that the Plan and/or any Options, Stock Appreciation Rights or Awards granted or awarded under the Plan are construed to be non-qualified deferred compensation plans described in section 409A of the Code, the Plan and any Award Agreements and Award Notices, as applicable, shall be operated, administered and construed so as to comply with the requirements of section 409A. The Plan and any Award Agreements and Award Notices shall be subject to amendment, with or without advance notice to Recipients, Option Holders and other interested parties, and on a prospective or retroactive basis, including, but not limited to, amendment in a manner that adversely affects the rights of Recipients, Option Holders and other interested parties, to the extent necessary to effect compliance with section 409A of the Code.

Section 15.10 Compliance with Section 304 of Sarbanes-Oxley. If the Company is required to prepare an accounting restatement due to the Company’s material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, and to the extent that the Chief Executive Officer and Chief Financial Officer of the Company are required by section 304 of the Sarbanes-Oxley Act of 2002 to reimburse the Company for (a) any bonus or other incentive-based or equity-based compensation received, or (b) any profits from the sale of Company securities realized, during the twelve (12) month period following the first public issuance or filing with the Securities and Exchange Commission (whichever occurs first) of the document giving rise to the reporting requirement, each such officer shall forfeit the portions or wholes of any Options, Stock Appreciation Rights or Awards that result in such compensation or profits. This section shall not be read to limit the scope of any officer’s obligation under section 304 of the Sarbanes-Oxley Act of 2002. Each term within this section 15.10 that is not defined herein shall have the meaning ascribed to it pursuant to section 304 of the Sarbanes-Oxley Act of 2002, as amended.

Section 15.11 Compliance with Section 10D of the Exchange Act. To the extent that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, and any Options, Stock Appreciation Rights or Awards granted or awarded under the Plan are construed to be incentive-based compensation received by an executive officer during the three (3) year period preceding the date on which such requirement arises, based on the erroneous data, then the executive officer shall repay the Company any amount of such compensation that was received based on such Options, Stock Appreciation Rights or Awards in excess of what would have been received under the accounting restatement. In order to effect this repayment, outstanding Options, Stock Appreciation Rights or Awards shall be forfeited to the extent that the Committee determines, in its sole discretion, that such Options, Stock Appreciation Rights or Awards resulted in such compensation being received and such forfeitures would result in repayment of such compensation. This section shall not be read to limit the scope of any executive officer’s obligation under any other policy of the Company with respect to repayment of compensation following such material noncompliance. Each term within this section 15.11 that is not defined herein shall have the meaning ascribed to it pursuant to section 10D of the Exchange Act as implemented in the listing requirements of any national securities exchange on which the Company lists or seeks to list its securities.

Section 15.12 Other Clawback Authority. The Committee shall have the right and power, in its discretion or as otherwise provided, pursuant to a general policy of the Employer or a specific provision of the terms and conditions of an Option, Stock Appreciation Right or Award, to require the repayment to the Employer of any amount of compensation that was received based on such Option, Stock Appreciation Right or Award where (i) due to error in the determination or application of performance metrics or otherwise, the amount received was in excess of the amount actually due under the terms of this Plan or the Option, Stock Appreciation Right or Award; or (ii) the Eligible Individual who

received such Option, Stock Appreciation Right or Award violated any material law, rule or regulation, or material policy or procedure, including but not limited to risk management policies, of the Employer with the purpose or effect of increasing the value of the Option, Stock Appreciation Right or Award. Acceptance of an Option, Stock Appreciation Right or Award shall constitute acceptance of the terms of any such policy that is adopted and in effect at the time of such acceptance.

Section 15.13 Consideration. Notwithstanding anything in the Plan to the contrary, if any Award made hereunder contemplates or provides for the issuance of Shares in consideration of, and in advance of, the performance of future services, the consideration for the issuance of such Shares shall be deemed to have been paid and received in the form of services already rendered having an aggregate value equal to the aggregate par value of such Shares and the performance of future services shall be deemed to be a condition of the Participant’s right to retain the Shares so issued.

PLEASE MARK VOTES REVOCABLE PROXY

X AS IN THIS EXAMPLE PROVIDENT NEW YORK BANCORP With- For All

For hold Except

1. Election of four directors for a three-year term and until ANNUAL MEETING OF STOCKHOLDERS their successors are elected and qualified:

FEBRUARY 16, 2012 Navy E. Djonovic Thomas G. Kahn Thomas F. Jauntig, Jr. Carl J. Rosenstock

The Stockholder hereby appoints each member of the Board of

INSTRUCTION: To withhold authority to vote for any individual nominee, mark Directors, acting as the official proxy committee with full powers of “For All Except” and write that nominee’s name in the space provided below. substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Provident New York Bancorp (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of For Against Abstain Stockholders (“Annual Meeting”) to be held at the Crowne Plaza Hotel, 2. Approval, by non-binding vote, on the compensation of 3 Executive Blvd., Montebello, NY 10901, on February 16, 2012, at 11:00 the Named Executive Officers (Say-on–Pay); a.m. local time, and at any adjournment thereof, and to act with respect to For Against Abstain all votes that the undersigned would be entitled to cast, if then personally 3. Approval of the 2012 Stock Incentive Plan; and present, as follows.

For Against Abstain

4. Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2012.

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, AND 4. IF ANY OTHER BUSINESS IS

Please be sure to date and sign Date PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A this proxy card in the box below. MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF

DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Sign above Co-holder (if any) sign above

? Detach above card, sign, date and mail in postage paid envelope provided. ?

PROVIDENT NEW YORK BANCORP

THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this Revocable Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This Revocable Proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated Revocable Proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The above signed acknowledges receipt from the Company prior to the execution of this Revocable Proxy of notice of the Annual Meeting, a proxy statement dated January 6, 2012 and the Annual Report to Stockholders/10K.

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE AND DATE THIS FORM AND RETURN IT PROMPTLY TO:

Registrar and Transfer Company, Attn: Proxy Department, P.O. Box 1160, Cranford, NJ 07016-9749

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Proxy Materials are available on-line at: http://www.cfpproxy.com/5553

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